FOOTHILL JUNCTION SHOPPING CENTER LEASE

between

ROSEVILLE FOOTHILL AND JUNCTION, L.P.,
a California limited partnership,

as Landlord,

and

STEVE'S PIZZA, INC.,
a California corporation,
and
PASSPORT RESTAURANTS, INC.,
a Texas corporation,

as Tenant

Dated as of July 14, 2006

## FOOTHILL JUNCTION SHOPPING CENTER LEASE

ARTICLE 1. FUNDAMENTAL LEASE PROVISIONS.

DATE (for reference purposes only): July 14, 2006

LANDLORD: **ROSEVILLE FOOTHILL AND JUNCTION, L.P.**, a California limited partnership

TENANT: **STEVE'S PIZZA, INC.**, a California corporation, and **PASSPORT RESTAURANTS, INC.**, a Texas corporation

PREMISES: That certain premises (**"Premises"**) in Foothill Junction Shopping Center located in the City of Roseville, County of Placer, State of California, with frontage of approximately 30 feet and depth of approximately 60 feet, which Tenant hereby acknowledges to contain approximately 1,800 square feet of leasable area. The Premises are crosshatched on the diagram set forth in Exhibit A attached hereto. (Article 2)

STREET ADDRESS FOR PREMISES: 5080 Foothills Boulevard, Suite 5
Roseville, California 95747

LEASE TERM: Ten (10) years plus the Fixturization Period (defined below) (Article 3)

MINIMUM MONTHLY RENT:

| Period | Amount |
|---|---|
| Fixturization Period: | None; |
| Months 1 through 12: | $4,194.00 per month; |
| Months 13 through 24: | $4,319.82 per month; |
| Months 25 through 36: | $4,449.42 per month; |
| Months 37 through 48: | $4,582.90 per month; |
| Months 49 through 60: | $4,720.38 per month; |
| Months 61 through 72: | $4,862.00 per month; |
| Months 73 through 84: | $5,007.86 per month; |
| Months 85 through 96: | $5,158.09 per month; |
| Months 97 through 108: | $5,312.83 per month; and |
| Months 107 through 120: | $5,472.22 per month. |

(Article 4.1)

The schedule set forth above assumes that the first day of "Month 1" is the same day as the Rent Start Date (defined below). The period from and after the Commencement Date through the day immediately prior to the Rent Start Date (defined below) is referred to herein as the **"Fixturization Period."**

PERCENTAGE RENT: None (Article 4.3)

PREPAID RENT: $5,328.00 (Article 4.4)

SECURITY DEPOSIT: $25,164.00 (Article 5)

PERMITTED USE AND TRADE NAME:

USE:
The operation of a pizza restaurant engaged primarily in the sale of baked pizza. Such pizza restaurant may also sell other incidental items as are reasonable related to the sale of the baked pizza and may sell beer and wine for consumption only on the Premises as an incidental sale to the sale of all of the forgoing food items. Without expanding the uses otherwise allowed by the immediately proceeding two (2) sentences, the specific non-pizza food items that are listed in the menu of food items set forth in Exhibit G to this Lease may be sold in the Premises as part of the above-referenced incidental items, so long as the Premises are used primarily for the purpose set forth in the first sentence of this paragraph. All of the forgoing items may be sold for consumption on the Premises and, except for the referenced beer and wine, for customer pick up and for delivery by Tenant outside of the Shopping Center to its customer.. In connection with operating of Tenant's business within the Premises for all of the foregoing uses, Tenant may use a portion of the non-selling area of the Premises described in Article 7.3(e) below for Tenant's office that is necessary for operating such business on the Premises.

(Article 7.1)

TRADE NAME: Steve's Pizza (Article 7.1)

LATE CHARGE: Ten percent (10%) of any overdue amount. (Article 22)

BROKERS: Representing Landlord:

Crosspoint Realty Services, Inc.
260 California Street, 4th Floor
San Francisco, CA 94111 (Article 24.13)

Representing Tenant:

Foursquare Commercial, Inc.
980 9th Street, 16th Floor
Sacramento, CA 95814

ADDENDA AND EXHIBITS: The following Exhibits are attached to this Lease and by this reference made a part hereof:

| | | | |
|---|---|---|---|
| A. | Site Plan of Shopping Center | E. | Sign Criteria |
| A-1 | License Area | F. | Acknowledgment of Commencement |
| B. | Construction Provisions | G. | Specifically Approved Menu Items |
| C. | Rules and Regulations | H. | Form of Assignment of Lease |
| D. | Addendum to Lease | | |

NOTICES:

To Landlord:

Roseville Foothill and Junction, L.P.
c/o Stone Management Company
1024 W. Robinhood Drive, Suite 7
Stockton, California 95207
Telephone Number: (209) 478-6414

and to:

Crosspoint Realty Services, Inc.
Attention: District Manager
260 California Street, 4th Floor
San Francisco, California 94111
Telephone Number: (415) 288-6888

To Tenant:

The Premises and:

Steve's Pizza, Inc., and
Passport Restaurants, Inc.
804 Pier View Way, #208
Oceanside, California 92054
Telephone Number: (760)-754-2722

Each reference in this Lease to any of the Fundamental Lease Provisions contained in this Article 1 shall be construed to incorporate all of the terms provided under each such Fundamental Lease Provision. In the event of any conflict between a Fundamental Lease Provision and the balance of the Lease, the latter shall control.

ARTICLE 2. PREMISES.

2.1 Description. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the Rent and upon the covenants and conditions hereinafter set forth, the commercial space (the **"Premises"**) described in Article 1. The Premises constitute a portion of an integrated retail project (the **"Shopping Center"**) which has been constructed on real property located in the city and state described in Article 1. The Exhibit A site plan shows, among other things, the principal improvements which comprise or will comprise the Shopping Center. Exhibit A also shows the location of the Premises, which are cross-hatched. Tenant acknowledges that the Shopping Center may be developed in stages by Landlord. Tenant acknowledges that the site plan shown in Exhibit A is tentative and that Landlord may from time to time change the shape, size, location, number and extent of the improvements shown thereon and eliminate or add any improvements to any portion of the Shopping Center. The Premises shall be constructed in accordance with the procedures outlined in Exhibit B, if any. The square footage of the Premises may include Tenant's proportionate share, as determined by Landlord, of electrical, mechanical or other rooms provided by Landlord.

2.2 Area of Premises. Landlord and Tenant acknowledge and agree that the construction of the Premises may result in a minor increase or decrease in the dimensions of the area leased or in the total leasable square footage of the Premises. Any statement of square footage set forth in this Lease or the exhibits hereto is an approximation, which Landlord and Tenant agree is fair and reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises. In addition, any Rent (as hereinafter defined), to the extent based on such approximate square footage, is not subject to revision whether or not the actual square footage of the Premises is more or less. The term **"leasable area"** as used throughout this Lease shall be deemed to mean and include all interior areas available for the exclusive use and occupancy by a tenant of Landlord, measured in accordance with Landlord's standard criteria consistently applied.

2.3 [Intentionally Omitted.]

2.4 Restrictions. Tenant hereby acknowledges and agrees that this Lease is subject and subordinate to the effect of any covenants, conditions or restrictions, reciprocal easement agreements and other easements, and other matters of record affecting title to any portion of the Shopping Center (collectively, the **"Restrictions"**). Tenant agrees that as to its leasehold estate, Tenant

and all persons in possession or holding under Tenant will conform to and will not violate the Restrictions or any amendments or modifications thereto.

ARTICLE 3. LEASE TERM.

3.1 Commencement. The Lease shall be effective as of the date of execution hereof by Landlord. The term of the Lease shall commence as of the date that Landlord delivers possession of the Premises to Tenant (such date is hereinafter referred to as the **"Commencement Date"**), and the term of the Lease shall continue for the Lease term specified in Article 1 hereof, subject to Article 3.2 hereof, unless sooner terminated as provided in this Lease. Tenant's obligation to pay Minimum Monthly Rent and Percentage Rent (if any) shall commence on the date (such date is hereinafter referred to as the **"Rent Start Date"**) that is one hundred, twenty (120) days after the Commencement Date or when Tenant opens for business, whichever first occurs. Except as may be noted to the contrary in the immediately preceding sentence and in Article 4.1 with respect to the payment of Minimum Monthly Rent and Percentage Rent (if any), the performance of Tenant's obligations under this Lease shall commence as of the date that Landlord delivers possession of the Premises to Tenant, unless a specific provision of this Lease specifically sets forth another commencement date for the performance of an obligation by Tenant.

3.2 Lease Term. Notwithstanding anything to the contrary contained in Articles 1, 3.1 or 4.1 hereof, in the event the Rent Start Date occurs on a day other than the first (1st) day of a calendar month, then (i) the Lease term shall end on the last day of the calendar month in which the Lease term would otherwise end pursuant to Article 1 hereof, and (ii) any increase in the Minimum Monthly Rent scheduled to occur at any time on or after the first anniversary of the Commencement Date shall occur on the first (1st) day of the first full calendar month following the date such increase would otherwise occur pursuant to Article 1 hereof. As used in Article 1 and in Article 3.1 the term "month" shall mean a period starting on one day in a calendar month and ending on the day immediately prior to the numerically corresponding day in the next calendar month or, if there is no numerically corresponding day, ending on the last day of the next calendar month.

3.3 Delivery of Possession. Landlord agrees to deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Premises forthwith upon substantial completion of the Premises as described in Exhibit B hereof. The term **"substantial completion of the Premises"** is defined as the date Landlord notifies Tenant that the work to be completed by Landlord pursuant to Exhibit B (such work is collectively referred to herein as **"Landlord's Work"**) is substantially complete. Tenant shall pay for all utilities consumed by Tenant or its contractors in preparing the Premises for opening of Tenant's business. Tenant shall commence the construction of the work to be completed by Tenant pursuant to Exhibit B (such work is collectively referred to herein as **"Tenant's Work"**) and shall diligently prosecute such construction to completion at Tenant's sole cost. Subject to Landlord's written approval of the same, Tenant's Work shall include such modifications, improvements and alterations as are reasonably necessary for Tenant to open and operate its business within the Premises in the manner required by this Lease.

3.4 Acknowledgment of Commencement. Within ten (10) days after receipt of a request therefor at any time following the Rent Start Date, Tenant agrees to execute and deliver to Landlord a certificate substantially in the form of Exhibit E, indicating any exceptions thereto which may exist at that time. Failure of Tenant to execute and deliver such certificate within such time limit shall constitute an unqualified acceptance of the Premises and acknowledgment that the statements included in Exhibit E are true and correct without exception.

3.5 Failure to Open. In the event Tenant fails to open its business in the Premises within one-hundred, eighty (180) days after the date of delivery of possession of the Premises, then in order to compensate Landlord therefor, Tenant shall pay to Landlord in addition to the Minimum Monthly Rent required to otherwise be paid under Article 4.1 below, a sum equal to one-thirtieth (1/30th) of the Minimum Monthly Rent or One Hundred and No/100ths Dollars ($100.00), whichever is greater, for each day of delay in opening the Premises for business. For the purposes of this Article 3.5, the Minimum Monthly Rent during the period prior to the Rent Start Date shall be deemed to be the Minimum Monthly Rent which is otherwise payable commencing on the Rent Start Date. This remedy is in addition to any and all other remedies available to Landlord in connection with this Lease. The parties agree that this represents a fair and reasonable estimate of the damage Landlord shall suffer by reason of this breach.

3.6 [Intentionally Omitted.]

3.7 [Intentionally Omitted.]

ARTICLE 4. RENT AND TENANT EXPENSES.

4.1 Minimum Monthly Rent. Tenant shall pay to Landlord as Rent for the Premises the sum set forth in Article 1 hereof as **"Minimum Monthly Rent,"** in advance, on the first day of each calendar month, throughout the term of this Lease, without deduction, offset, prior notice, demand, or right of recoupment, in lawful money of the United States, commencing on the Rent Start Date. In the event the Minimum Monthly Rent commences on a day other than the first (1st) day of the month, then the Minimum Monthly Rent for the first fractional month shall be computed on a daily basis for the period at an amount equal to one-thirtieth (1/30th) of the Minimum Monthly Rent for each such day, and thereafter shall be computed and paid as aforesaid. Tenant hereby acknowledges that Landlord need not send monthly statements and invoices as a condition to Tenant paying any Rent due under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the

extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161, et seq., or of any successor statute thereto.

4.2 [Intentionally Omitted.]

4.3 Statement of Gross Sales.

(a) Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no obligation to pay Percentage Rent.

(b) Tenant agrees to furnish or cause to be furnished to Landlord a quarterly statement of Gross Sales of the Tenant within ten (10) days after the close of each calendar quarter, and an annual statement of Gross Sales within thirty (30) days after the close of each calendar year or (with respect to the last partial calendar year of the Lease term, if any) within thirty (30) days after the expiration or termination of the Lease term. Such statements shall be signed by Tenant if Tenant be composed of individuals or by a responsible officer if Tenant is a corporation. Tenant shall keep at the Premises full and accurate books of account, records, cash receipts, and other pertinent data showing its gross sales and Tenant shall record therein every sale and other transaction made from the Premises. Tenant shall also furnish to Landlord upon request therefor copies of its quarterly state sales and use tax returns filed with the state in which the Shopping Center is located. Such books of account, records, cash receipts, and other pertinent data shall be kept by Tenant for a period of three (3) years after the end of each calendar year.

(c) As used in this Lease, **"Gross Sales"** of Tenant means the gross selling price of all merchandise or services sold, leased, rented, licensed, or delivered in or from the Premises by Tenant, its permitted subtenants, licensees, or concessionaires, whether for cash or on credit, including the gross amount received by reason of orders taken on the Premises although filed elsewhere, and whether made by store personnel, or vending machines (if allowed by this Lease). Any transaction on an installment basis, including, without limitation, any "lay-away" sale or like transaction, or otherwise involving the extension of credit, shall be treated as a sale for the full price at the time of the transaction, irrespective of the time of payment or when title passes. Gross Sales shall also include any sums Tenant shall receive from pay telephones, stamp machines, music machines, or amusement machines. Gross Sales shall not include, or if included there shall be deducted (but only to the extent they have been included), sales taxes, but only if such sales taxes are added to the selling price, separately stated, collected separately from the selling price of merchandise or services, and collected from customers. With respect to any automated teller machines which may be located within the Premises with Landlord's written consent, Gross Sales shall only include the rent received by Tenant from the party placing said machine within the Premises. Within three (3) years after the receipt of any such statement, Landlord at any time shall be entitled to an audit of such Gross Sales either by Landlord or by a certified public accountant to be designated by Landlord. Such audit shall be limited to the determination of Gross Sales as defined herein. All records of business done in, about and from the Premises by Tenant, its subtenants, licensees and concessionaires, including but in no way limited to, all state and municipal sales tax returns and receipts, reports to the State Board of Equalization, income and franchise tax returns, daily detailed dated cash register strips, bank books, vouchers, bills and all records, documents and papers pertaining to the business done in the Premises, shall be subject to the inspection of Landlord for such purpose. Additionally, Landlord shall have the right to examine and check the total on said cash register, daily, weekly, or monthly at its election for the purpose of determining Gross Sales; all such inspections may be conducted during normal business hours at Tenant's principal place of business by Landlord, its accountants and/or attorneys. If Tenant's statements for the pertinent calendar year shall be found to have understated Gross Sales by more than two percent (2%), then the reasonable cost of the audit shall be paid by Tenant to Landlord. If such audit shall disclose any willful or substantial inaccuracies (errors indicating an understatement of gross sales of at least ten percent (10%)), this Lease may thereupon be terminated at the option of Landlord. Any information gained from such statements or inspection shall be confidential and shall not be disclosed other than to carry out the purposes hereof; provided, however, Landlord shall be permitted to divulge the contents of any such statements in connection with any financing arrangements or assignments of Landlord's interest in the Premises or in connection with any administrative or judicial proceedings in which Landlord is involved and where Landlord may be required to divulge such information.

4.4 Prepaid Rent. Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum specified in Article 1 as Prepaid Rent to be credited to Tenant's earliest obligation to pay Minimum Monthly Rent and Tenant's Share of Operating Expenses until exhausted.

4.5 Tenant's Share of Operating Expenses. As set forth in Article 17.5, Tenant shall pay monthly to Landlord as additional Rent sums based on Landlord's reasonable estimate of Tenant's Share of the Real Property Taxes determined pursuant to Article 6.2 and taxes, assessments and other public charges determined pursuant to Article 6.1, Tenant's Share of utility charges and other costs determined pursuant to Article 8, Tenant's Share of Landlord's insurance expenses determined pursuant to Article 14.2, and Tenant's Share of common area expenses determined pursuant to Article 17.4. Such Real Property Taxes, taxes, assessments and other public charges, utility charges and other costs, insurance expenses and common area expenses which are referenced in the immediately preceding sentence are sometimes collectively referred to herein as **"Operating Expenses"**.

4.6 Rent and Tenant Improvement Concessions. In the event Landlord provides Tenant any rent or tenant improvement concessions under this Lease, such concessions are collectively referred to in this Article 4.6 as the **"Concessions."** The Concessions, if any, include, without limitation, (i) Minimum Monthly Rent to the extent the Minimum Monthly Rent payable during the period from the Commencement Date to the day immediately preceding the Rent Start Date is less than $4,194.00 per month, (ii) Tenant's share of Operating Expenses to the extent the Operating Expenses otherwise allocable to the Premises are not payable during the period from and after the Commencement Date to the date that Tenant's obligation to pay its share of Operating Expenses commences pursuant to Article 17.5 of this Lease, (iii) expenses incurred by Landlord to perform any work required to be performed by Landlord pursuant to Exhibit B hereof, and (iv) any sums paid by Landlord to Tenant as

toward the Allowance pursuant to Exhibit B to this Lease. In the event Landlord provides Tenant any Concessions, Tenant acknowledges, understands and agrees as follows: (i) the Concessions, if any, are personal to Tenant and shall not be assigned or sublet, in whole or in part, to any assignee or subtenant without the prior written approval of Landlord; and (ii) Landlord has provided the Concessions, if any, to Tenant in reliance upon Tenant's warranty that Tenant shall faithfully and timely perform all of the terms and conditions of this Lease. Accordingly, in the event of a default by Tenant under this Lease, the total amount of the Concessions, if any, shall be immediately due and payable as additional Rent without further notice or demand to Tenant.

ARTICLE 5. SECURITY DEPOSIT.

Tenant has deposited with Landlord the sum specified in Article 1 hereof as "Security Deposit," receipt of which is hereby acknowledged. The Security Deposit shall be held by Landlord as a combined cleaning, damage and security deposit for the faithful performance by Tenant of all of the terms of this Lease. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any Rents or other sum due hereunder shall be overdue and unpaid or should Landlord make payments on behalf of the Tenant, or should Tenant fail to perform any of the terms of this Lease, including and not limited to Tenant's obligations to restore or clean the Premises following vacation thereof, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Rent or other sums due Landlord or for the loss or damage sustained by Landlord due to such breach on the part of Tenant; Tenant shall within ten (10) days after demand therefor restore said Security Deposit to the original sum deposited. Landlord may retain such portion of the Security Deposit without obligation for repayment as it reasonably expends or applies to restore or clean the Premises following vacation by Tenant. This Security Deposit is not to be characterized as rent until and unless so applied in respect of a default. The Security Deposit shall not bear interest, nor shall Landlord be required to keep such sum separate from its general funds. Should Tenant comply with all of said terms and promptly pay all Rent and all other sums payable by Tenant when due to Landlord, said Security Deposit shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the term of the Lease and Tenant's vacation of the Premises, subject to any expenses that Landlord may incur as a result of Tenant's failure to comply with Article 9.3 hereof. In the event Tenant fails to occupy the Premises in accordance with the terms of this Lease, Landlord's remedies shall include, without limitation thereto, retention of all sums deposited herewith or otherwise paid pursuant to this Lease. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, Landlord may elect to apply such Security Deposit first to all attorneys' fees and costs incurred by Landlord and then either to (i) the payment of Rent and other sums due Landlord for all periods prior to the filing of bankruptcy proceedings, or (ii) the payment of Rent and other sums due to Landlord for all periods after the filing of bankruptcy proceedings. Upon the three-year anniversary of the Commencement Date, the Security Deposit shall be automatically reduced to $16,776.00 if all of the following conditions have been met in all respects: (a) during the period from and after the execution of this Lease through such anniversary of the Commencement Date, (i) Tenant has paid all Rent due during such period on or before the date each payment of Rent was due, (ii) Tenant has not committed a breach or default under this Lease beyond the applicable cure period, if any, (iii) Landlord shall not have given Tenant more than two notices of Tenant's failure to perform any obligation under this Lease during the immediately preceding twelve consecutive month period ending on such anniversary of the Commencement Date; and (iv) Landlord shall not previously appropriated or applied any portion of the Security Deposit pursuant to this Lease; and (b) as of such anniversary of the Commencement Date, no circumstance or event shall have occurred and then be in existence which, with the giving of notice or passage of time, or both, would become a breach or default under this Lease. In the event the Security Deposit is automatically reduced pursuant to the immediately preceding sentence, then Landlord shall, within twenty (20) days after the three-year anniversary of the Commencement Date, refund to Tenant the portion (if any) of the Security Deposit in existence on the three-year anniversary of the Commencement Date that is in excess of $16,776.00. Upon the six-year anniversary of the Commencement Date, the Security Deposit shall be automatically reduced to $8,388.00 if all of the following conditions have been met in all respects: (a) during the period from and after the execution of this Lease through such anniversary of the Commencement Date, (i) Tenant has paid all Rent due during such period on or before the date each payment of Rent was due, (ii) Tenant has not committed a breach or default under this Lease beyond the applicable cure period, if any, (iii) Landlord shall not have given Tenant more than two notices of Tenant's failure to perform any obligation under this Lease during the immediately preceding twelve consecutive month period ending on such anniversary of the Commencement Date; and (iv) Landlord shall not previously appropriated or applied any portion of the Security Deposit pursuant to this Lease; and (b) as of such anniversary of the Commencement Date, no circumstance or event shall have occurred and then be in existence which, with the giving of notice or passage of time, or both, would become a breach or default under this Lease. In the event the Security Deposit is automatically reduced pursuant to the immediately preceding sentence, then Landlord shall, within twenty (20) days after the six-year anniversary of the Commencement Date, refund to Tenant the portion (if any) of the Security Deposit in existence on the six-year anniversary of the Commencement Date that is in excess of $8,388.00.

ARTICLE 6. TAXES

6.1 Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon all trade fixtures, leasehold improvements (including leasehold improvements installed at Landlord's cost in excess of those normally provided at Landlord's cost as a part of the Landlord's Work), merchandise and other personal property in, on, or upon the Premises, regardless of whether such trade fixtures, leasehold improvements, merchandise and other personal property is placed in, on, or upon the Premises at the commencement or during the term of this Lease. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. Tenant shall pay, as Tenant's Share, the portion of taxes, assessments, and/or other public charges attributable to such property which is not separately assessed, as is reasonably determined and calculated by Landlord. Tenant shall pay such sum to Landlord in accordance with Article 17.5 hereof as additional Rent. Notwithstanding anything to the contrary in this Lease, in the alternative, Landlord may require that Tenant pay such sum to Landlord within ten (10) days of receipt of a bill therefor, such billing to be accompanied by reasonable supporting data showing the method

of calculation of Tenant's Share thereof. Tenant shall comply with the provisions of any law, ordinance, or rule of the taxing authorities which require Tenant to file a report of Tenant's property located in the Premises.

6.2 Real Property Taxes. In addition to all other sums due hereunder, Tenant shall pay to Landlord Tenant's Share of Real Property Taxes (as hereinafter defined and computed).

(a) Definition of Real Property Taxes. As used herein, **"Real Property Taxes"** shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license, fee, commercial rental tax, business tax, improvement bond or bonds, parking surcharges, environmental surcharges, levy or tax (other than personal income, estate or franchise taxes of Landlord), imposed on the Premises, the Shopping Center or the leasehold improvements installed within the buildings of the Shopping Center by any authority having direct or indirect power to tax, including any city, state, or federal government, or any school, agricultural, sanitary, fire, street drainage, or other improvement district thereof, or against any legal or equitable interest of Landlord in the Premises or in the Shopping Center or in the real property of which the Premises or the Shopping Center are a part, including, without limitation, a so-called value-added tax. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment, or charge (i) in partial or total substitution for any tax, fee, levy, assessment, or charge (or any increase therein) hereinabove included within the definition of "Real Property Taxes," or (ii) the nature of which was hereinbefore included within the definition of "Real Property Taxes," or (iii) which is imposed for a service or right not charged prior to issuance of a Certificate of Occupancy for the Premises, or if previously charged, has been subsequently increased or (iv) which is imposed as a result of a transfer, either partial or total, of Landlord's interest in the Premises or any other portion of the Shopping Center or which is added to a tax or charge hereinbefore included within the definition of Real Property Taxes by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto or any transfer hereof, or (vi) which is imposed on rents, the square footage of the Premises or the Shopping Center, or the act of entering into the Lease for the occupancy of Tenant. With respect to any assessment which under the laws then in force may be evidenced by improvement or other bond, and may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and statutory interest thereon shall be included within the computation of the Real Property Taxes levied against the Shopping Center. "Real Property Taxes" shall also include the cost to Landlord of contesting the amount or validity of the aforementioned taxes. Landlord may contest the amount or validity of any "Real Property Taxes," and if Landlord receives a refund thereof following such contest, such refund shall be attributable to the year in which such tax was included in Real Property Taxes hereunder and Landlord shall promptly credit to Tenant the Tenant's Share of such refund, to the extent previously paid by Tenant, after deducting any unpaid expenses including litigation expenses incurred in connection with obtaining the refund or shall pay such sum to Tenant if received by Landlord after the expiration or earlier termination of the Lease. It is the intention of Landlord and Tenant that the rental received by Landlord be net of any Real Property Taxes of any sort to be paid by Landlord, subject to the exclusions stated in this Article 6.2(a). In the event it shall not be lawful for Tenant to reimburse Landlord for any of the Real Property Taxes covered by this Article, the Minimum Monthly Rent payable to Landlord under the terms of this Lease shall be increased by the amount of the portion allocable to Tenant so as to net to Landlord the amount which would have been receivable by Landlord if such tax had not been imposed.

(b) Tenant's Share. Tenant's Share of Real Property Taxes shall be reasonably determined and calculated by Landlord, based on information (if any) available from the tax assessor as to the allocation of total assessed value to each component part of the Shopping Center. To the extent separate assessments or availability of information from the tax assessor permits such a calculation, it is agreed that (i) Tenant's Share of the Real Property Taxes levied or assessed against the Shopping Center or otherwise charged, allocated or assessed to the Shopping Center pursuant to the Restrictions shall be based on the ratio which the leasable area of the Premises bears to all of the leasable area constructed on the Shopping Center which is owned by Landlord, whether or not open for business; and (ii) at Landlord's option, if the Premises are located within a separate legal parcel that does not contain the entire Shopping Center, then Tenant's Share of the Real Property Taxes levied or assessed against such separate legal parcel by the taxing authority or otherwise charged, allocated or assessed to such separate legal parcel pursuant to the Restrictions shall be based on the ratio which the leasable area of the Premises bears to all of the leasable area constructed on such separate legal parcel. If separate assessments or sufficient information from the tax assessor are not available in Landlord's reasonable opinion, it is agreed that Tenant's Share of Real Property Taxes shall be such portion of the Real Property Taxes as is reasonably determined by Landlord. Tenant's Share of such Real Property Taxes shall be paid in accordance with Article 17.5 hereof as additional Rent.

ARTICLE 7. USE.

7.1 Use of the Premises and Trade Name. Tenant shall use the Premises solely for the purposes and under the trade name specified in Article 1 hereof and for no other purpose and under no other trade name whatsoever. Tenant acknowledges that Landlord has an interest in maintaining a proper tenant mix within the Shopping Center. Accordingly, notwithstanding the terms of the use clause set forth in Article 1 of this Lease or the terms of any other provision of this Lease and without expanding the use clause set forth in Article 1, Tenant shall not use the Premises for any of the following purposes: (i) the sale of deli sandwiches in such quantity that any business located in the Premises could be deemed to be devoted primarily to the sale of deli sandwiches during any portion of the term of this Lease [but, in no event (and without limiting the foregoing provision of this clause (i)) shall the Premises be used for the sale of sandwiches in an amount that collectively exceeds 20% of the Gross Sales of all food from the Premises during any portion of the term of this Lease]; (ii) the sale or provision of packaging and/or shipping services, mail box rental, facsimile transmission services, office supplies, copying services or notary services; (iii) providing haircuts, hair coloring and/or styling; (iv) the sale, renting or distribution of prerecorded video cassettes, tapes, disks or entertainment software; (v) a tanning salon or the provision of any tanning services; (vi) a dental office or the practice of general dentistry or orthodontics or the provision of general dentistry or orthodontic services; (vii) a business designated, in part or whole, as an optometrist or the provision of optometrist services; or (viii) the sale of motor fuel or other petroleum products for motor vehicles; (ix) a general market, grocery store, meat market, fish market, fruit store, vegetable store, full line bakery, delicatessen or any combination of the forgoing; (x) the sale and/or serving of Mexican food; (xi) a drug store, pharmacy or apothecary, or for the conduct of any store, business, trade or

profession which requires or has a license or permit to conduct a pharmacy from the California State Board of Pharmacy or other agency which at any time may be empowered to license or permit the conduct of a pharmacy, or which employs or is required to employ a registered pharmacist as such; (xii) a travel agency; or (xiii) any business engaged in (a) the sale of machine-dispensed or hand-packed ice cream, ices, sherbets, frozen desserts, yogurt, including sales in bulk and/or individual portions; or (b) the sale of any soda fountain items (as used in the preceding language, the term "soda fountain items" shall include malts, shakes, floats, sodas, sundaes, freezes, banana splits and any other combinations of soda water, syrups, fruits, toppings, ice cream, yogurt, ices and similar products normally associated with a soda fountain).

7.2 Suitability. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the present or future condition of the Premises or with respect to the suitability of the Premises or the Shopping Center for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. Prior to accepting possession of the Premises, Tenant hereby acknowledges that Tenant has independently inspected the Premises and has taken all steps necessary to discover any and all defects and to confirm that the Premises are in good order, condition, and repair and that the Premises are suitable for Tenant's intended use.

7.3 Uses Prohibited.

(a) Tenant further covenants and agrees that it will not use or suffer or permit any person or persons to use the Premises or any part thereof for conducting therein a secondhand store, auction, distress or fire sale, or bankruptcy or going-out-of-business sale. During said term, Tenant shall keep the Premises and every part thereof in a clean and wholesome condition, free of any objectionable noises, odors or nuisances; all health and police regulations shall in all respects and at all times be fully complied with by Tenant.

(b) Use of the roof of the Premises is reserved to Landlord. Tenant shall not do anything on the Premises that will cause damage to the Premises or the building in which the Premises are located; the Premises shall not be overloaded; and no machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake the Premises or the premises of an adjacent tenant. Tenant shall not install, maintain, use, or allow in or upon the Premises any pinball machine, coin-operated music machine or other coin-operated amusement device of any kind or character; provided, however, that so long as the Premises are used for the operation of a pizza restaurant engaged primarily in the sale of baked pizza, Tenant may place, maintain and operate no more than two coin-operated video game machines in a location in the rear area of the interior of the Premises. Tenant, upon request of Landlord, shall immediately remove any pinball machine, coin-operated music machine or other coin-operated amusement device of any kind or character which Tenant has installed, maintained, used or allowed in or upon the Premises; if Tenant shall fail to do so, Landlord may re-enter the Premises and remove the same at the expense of Tenant.

(c) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the building of which the Premises may be a part or any other building in the Shopping Center, or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

(d) Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way violate any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense determine whether it is in compliance with the foregoing, shall obtain all necessary governmental approvals and permits and shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force (including, but not limited to, the Americans with Disabilities Act of 1990 [42 U.S.C. Section 12101 *et seq.*], and any amendment thereto or regulation promulgated thereunder, or any state or local law, regulation, ordinance or code enacted pursuant thereto [collectively, the "**ADA**"]) and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises; the foregoing obligation shall include the obligation to make any necessary capital improvements and alterations to the Premises, but shall exclude structural changes not relating to or affecting the condition, use or occupancy of the Premises and not related to or afforded by improvements, alterations or additions made or caused to be made by Tenant or the acts or omissions of Tenant or Tenant's agents, employees, contractors, and assigns. The judgment of any Court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation or requirement, shall be conclusive of the fact that between Landlord and Tenant.

(e) In no event shall more than fifteen percent (15%) of the square footage in the Premises be used for other than selling purposes. Non-Selling areas shall include storage, bathrooms, offices, and other areas not directly used for the display and sale of merchandise to retail customers in the ordinary course of business. Non-selling areas do not include interior and exterior (if any) seating areas, the salad bar area (if any) used by the customers of Tenant and located within the interior of the Premises, and drink-dispensing area (if any) used by the customers of Tenant and located within the interior of the Premises.

7.4 Covenants to Open and Operate.

(a) Tenant covenants and agrees that, not later than one-hundred, eighty (180) days after the delivery of possession of the Premises pursuant to Article 3, it will open for business within the Premises, and, continuously and uninterruptedly from and after its initial opening for business, it will operate and conduct within the Premises the business which it is permitted to operate and conduct under the provisions hereof [except while the Premises are untenantable by

reason of fire or other casualty, any other force majeure event described in Article 24.12 (provided that Tenant uses its best efforts during the entire period of time during which Tenant cannot operate within any portion of the Premises due to the force majeure event to reopen and operate its business within the Premises in the manner otherwise required by this Lease), or any remodeling of the Premises undertaken by Tenant in compliance with this Lease (provided that Tenant pursues such remodeling to completion in good faith and with due diligence and that such remodeling is a bona fide remodeling project that is undertaken in good faith and is not used as a subterfuge to avoid the requirements of this Article 7.4)] and that it will at all times keep and maintain within and upon the Premises an adequate stock of merchandise and trade fixtures to service and supply the usual and ordinary demands and requirements of its customers and that it will keep its Premises in a neat, clean and orderly condition. Tenant shall not lower the quality of its merchandise or change the quality of its operations. Tenant shall employ its commercially reasonable efforts to operate its business on the Premises so as to produce maximum Gross Sales. In the event Tenant is required to pay Percentage Rent pursuant to Article 4.3 of this Lease, for the purpose of computing the Percentage Rent, the Gross Sales for any period during which Tenant does not conduct its business as required by this Article 7.4 and/or any other provision in this Lease shall be deemed to be the Gross Sales generated during the corresponding period of the calendar year in which Tenant's highest Gross Sales were generated.

(b) Commencing with the opening for business by Tenant in the Premises and for the remainder of the term of this Lease, Tenant shall be open for business and shall continuously so remain open for business at least those days and hours as is customary for businesses of like character in the city (or if there is no city, the community) in which the Premises are situated, but in no event less than the minimum number of days and hours designated by Landlord. Initially and except as otherwise approved by Landlord in writing, the minimum hours of business during which Tenant shall be open for business are set forth in Exhibit C hereto; provided, however, that, so long as the Tenant continues to use the Premises for the use described in Article 1 of this Lease, Tenant shall not be required to be open earlier than 11:30 a.m.

(c) In the event Tenant does not so operate its business as specified in this Article 7.4, then Tenant shall pay to Landlord, as additional Rent, a sum equal to one-thirtieth (1/30th) of the monthly amount of the Minimum Monthly Rent or One Hundred and No/100ths Dollars ($100.00), whichever is greater, for each day Tenant does not so operate. For purposes of this Article 7.4(c), the Minimum Monthly Rent during the period prior to the Rent Start Date shall be deemed to be the Minimum Monthly Rent which is otherwise payable commencing on the Rent Start Date. Such payment shall be in addition to the Minimum Monthly Rent herein provided and shall compensate Landlord for the damage to Landlord caused by the creation of vacant or nonoperating space within the Shopping Center. The parties agree that this represents a fair and reasonable estimate of the damage Landlord shall suffer by reason of this breach and that the precise calculation is difficult to ascertain at this time. This remedy is in addition to any and all other remedies available to Landlord in connection with this Lease.

7.5 Radius Clause. Tenant agrees that it will not directly or indirectly, operate or own any similar type of business (not so operated or owned on the date of this Lease) within a radius of three (3) miles from the location of the Premises, measured on a straight line basis on a map, not following contours of the land and streets. Without limiting any other remedies that Landlord may have, in the event that Tenant violates this covenant, Landlord may, at its option for so long as Tenant is operating said other business, include "Gross Sales" of such other business in the "Gross Sales" transacted from the Premises for the purpose of computing the Percentage Rent due hereunder. If, however, no Percentage Rent is required to be paid by the terms of this Lease, then in the event that Tenant shall violate this covenant, Tenant shall pay to Landlord, as additional Rent, One Hundred and No/100ths Dollars ($100.00) in liquidated damages for each day that Tenant is in violation. The parties agree that this represents a fair and reasonable estimate of the damage that Landlord shall suffer by reason of this breach and that the precise calculation of such damage is difficult to ascertain at this time.

7.6 Hazardous Wastes and Substances. Tenant shall not cause any hazardous wastes (as hereinafter defined) to be used, generated, stored or disposed of, on, under or about, or transported to or from, the property within which the Premises are located without first receiving Landlord's written consent, which may be withheld for any reason whatsoever and which may be revoked at any time, and then only in compliance (which shall be at Tenant's sole cost and expense) with all applicable regulations and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any hazardous materials activities by Tenant, Tenant's employees, agents, contractors, licensees or invitees, regardless of whether or not Landlord has approved Tenant's hazardous materials activities. Tenant agrees, at Landlord's option, to defend Landlord, its agents, servants and employees and the property which the Premises is a portion thereof against any, all and every demand, claim, assertion of liability, or action arising or alleged to have arisen out of the contamination of the surface or subsurface soil and/or water of the Shopping Center and surrounding areas by "hazardous wastes or substances" (as hereinafter defined) as a result of Tenant's possession of the Premises or the operation of its business therein, whether such demand, claim, assertion of liability or action be for damages, injury to person or property, including the property of Landlord, or death of any person, made by any person, group organization, whether employed by Landlord or otherwise. Tenant further agrees to assume legal liability for, indemnify and hold free and harmless Landlord, its agents, servants and employees and the property which the Premises is a portion thereof from any and all loss, damages, liability, costs or expenses (including, but not limited to, attorneys' fees, reasonable investigative and discovery costs and court costs) and all other sums which Landlord, its agents, servants and employees may reasonably pay or become obligated to pay on account of any, all and every demand, claim, assertion or liability or action arising or alleged to have arisen out of the contamination of the surface or subsurface soil and/or water of the Shopping Center and surrounding areas by "hazardous wastes or substances" (as hereinafter defined) as a result of Tenant's possession of the Premises. The parties intend that the term "hazardous wastes or substances" shall be defined as set forth in the applicable statutes, ordinances, rules, regulations and orders of the federal, state and local governments, including all agencies thereof, and shall include, but not be limited to, the statutes noted below and shall also include any successor statutes thereto: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.); the Superfund Amendment of the Reauthorization Act of 1986 (42 U.S.C. §§ 9601 et seq.); the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.); the Clean Water Act (33 U.S.C. §§ 1251 et seq.); the Carpenter-Presley-Tanner Hazardous Substance Account Act (Health and Safety Code §§ 1251 et seq.); the Hazardous Waste Control Law (Health and Safety Code §§ 25100 et seq.); the Porter-Cologne Water Quality Control Act

(Water Code §§ 13000 et seq.); Chapter 6.7 of the Health and Safety Code (Health and Safety Code §§ 25280 et seq.); and the Hazardous Materials Transportation Act (49 U.S.C. § 1802). Landlord and Tenant hereby acknowledge and agree that the obligations of Tenant set forth in this Article 7.6 shall survive the expiration or early termination of this Lease and shall be enforceable by Landlord at any time thereafter. Notwithstanding the foregoing provisions of this Article 7.6 to the contrary, Tenant may store and use within the Premises reasonable quantities of those substances that are normally associated with operating a restaurant (such as cleaning supplies), provided such substances are used in strict compliance with all of the laws, statutes, ordinances, rules, regulations, requirements and orders set forth above in this Article 7.6 and otherwise in compliance with all other laws, statutes, governmental rules, regulations, requirements and orders now in force or which may hereafter be in force and the requirements of any board of fire underwriters or other similar body now or hereafter constituted.

ARTICLE 8. UTILITIES.

8.1 Availability. Landlord agrees that it will cause to be made available to Tenant upon the Premises, to the extent set forth in Exhibit B, facilities for the delivery to and distribution within the Premises of water, gas, electricity, telephones and for the removal of sewage. Tenant agrees to use such utilities with respect to the Premises.

8.2 Payment. From the date of delivery of the Premises from Landlord to Tenant, and thereafter throughout the term of this Lease, Tenant shall pay prior to delinquency for all water, gas, electricity, telephone, sewage and all other materials and utilities supplied to the Premises. If any such services are not separately metered to the Premises, Tenant shall pay, as Tenant's Share, a reasonable portion of all utility charges which are jointly metered or charged, the determination of Tenant's portion to be made by Landlord, and payment of which shall be made by Tenant in accordance with the provisions of Article 17.5 hereof as additional Rent.

8.3 Garbage Collection. Tenant shall store all trash and garbage within the areas (if any) established by Landlord for such purposes or within the Premises in good quality containers so located as not to be visible to Tenant's customers and other invitees to the Shopping Center and so as not to create or permit any health or fire hazard, and arrange for the prompt and regular removal thereof. Tenant shall not allow refuse, garbage, or trash to accumulate outside the Premises, except on the date of scheduled pickup service, and then only in areas designated for such purpose by Landlord. Notwithstanding the foregoing, Landlord shall have the election to provide a garbage and refuse area in the Shopping Center (including the pickup service) in which Tenant, and all or part of the other tenants in the Shopping Center, shall deposit its garbage and trash. Tenant shall pay to Landlord, as Tenant's Share, in the same manner as Tenant is required to pay its reasonable portion of all utility charges in accordance with the provisions of Article 17.5 hereof, a reasonable portion (as determined by Landlord) of the costs and expenses incurred by Landlord in constructing, maintaining, repairing and replacing such area and in providing the pickup service. Landlord can elect at any time after providing such area and service to discontinue the use of such area and service. If garbage collection service is not provided by Landlord, Tenant shall, at its own expense, contract with a garbage collection service, and Tenant will be solely responsible for the removal and disposal of rubbish from the Premises.

8.4 Failure to Pay. In the event Tenant fails to pay the amount of any such utility charge to Landlord within ten (10) days after receipt of a bill therefor from Landlord, or upon failure of Tenant to pay any other sums required under this Lease within ten (10) days from the date such payments are due, and until all such amounts are paid in full, Landlord may cut off and discontinue, without further notice to Tenant, any such utilities furnished to the Premises in addition to all other remedies available to Landlord.

8.5 Interruption in Service. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service furnished to the Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease or to abate or withhold the payment of Rent or other charges hereunder, except as specifically provided below. In the event of significant curtailment or cessation of utility services to the Premises due to damage caused by the gross negligence or intentional misconduct of Landlord, or its agents or contractors the corresponding utility lines located within the common areas (an **"Abatable Interruption"**) that continues for a period of seven (7) or more consecutive business days after written notice from Tenant to Landlord of the occurrence of such Abatable Interruption (and provided such curtailment or cessation is not in connection with any damage or destruction that is subject to Article 15 below or a taking that is subject to Article 16 below), then Tenant may abate the Minimum Monthly Rent and Tenant's Share of common area expenses based on the portion of the Premises that are rendered unusable for the permitted use under this Lease by the Abatable Interruption for each day during the period commencing on the eighth (8th) consecutive business day after such notice of the Abatable Interruption until the Abatable Interruption is removed. As used in the immediately preceding sentence, the term "significant curtailment or cessation of utility services" means a curtailment or cessation of utility services that is significant enough to prevent Tenant from conducting its business in the Premises. Landlord shall use reasonable diligence to make such repairs as may be required to facilities, machinery or equipment within the common areas of the Shopping Center to provide restoration of any utility service furnished to the Premises to the extent such utility service has been affected by an Abatable Interruption. As used in this Lease, the term **"business days"** means weekdays except public holidays.

ARTICLE 9. REPAIRS AND MAINTENANCE.

9.1 Duties

(a) Tenant agrees at all times, from and after its occupancy of the Premises, and at its own cost and expense, to repair, replace and maintain in first-class condition the Premises and every part thereof (except as specifically provided to the contrary in Articles 15 and 16 hereof), and including, without limitation thereto, interior and exterior, the utility meters, pipes and conduits, all nonstructural portions of the Premises, all fixtures, plumbing, electrical equipment, and other equipment therein, the store front(s), all Tenant's signs, locks and closing devices, and all window sashes, casements or frames, doors and door frames, floor coverings, including carpeting, terrazzo or other special flooring, and all such items of repair, maintenance, alteration and improvement or reconstruction as may be at any time or from time to time required by a

governmental agency having jurisdiction thereof. All glass, both exterior and interior, is at the sole risk of Tenant, and any glass broken shall be promptly replaced by Tenant with glass of the same kind, size and quality. Except as provided in Articles 15 and 16 to the contrary, and subject to reasonable wear and tear and Tenant's duties to reimburse Landlord for its share of the cost thereof as contained in Article 17, Landlord shall maintain and repair the roof and structural portions of the Premises, except for damages caused by any act or omission of Tenant, its agents, contractors, servants, employees or invitees. If damages to the roof or structural portions of the Premises are caused by any act or omission of Tenant, its agents, contractors, servants, employees or invitees, then Tenant shall reimburse Landlord for the reasonable cost of repairing the same. Landlord shall have no obligation to repair until a reasonable time after receipt by Landlord of written notice of the need therefor. It is understood and agreed that Landlord shall be under no obligation to make any repairs, alterations, renewals, replacements or improvements to and upon the Premises or the mechanical equipment exclusively serving the Premises at any time except as expressly provided in this Lease. Tenant waives all statutory rights to make repairs by or at the expense of Landlord.

(b) Except as otherwise provided in this Article 9.1(b) below, Landlord shall be responsible for the repair, replacement and maintenance of the heating, ventilating and air conditioning (**"HVAC"**) equipment serving the Premises. Landlord may include the costs of such repair, replacement and maintenance of such HVAC equipment and all other HVAC equipment located in the Shopping Center in "common area expenses" (defined in Article 17.4 below). Alternatively, from time to time, Landlord may elect (at Landlord's option) either of the following, in which event the costs of the following repair, replacement and maintenance will not be included in common area expenses (except as specifically set forth below): (i) perform the HVAC repair, replacement and maintenance attributable to the HVAC equipment serving a specific tenant's premises (including, without limitation, the Premises) and directly charge such tenant (including, without limitation, Tenant) the costs of such HVAC repair, replacement and maintenance (excluding the HVAC Preventative Maintenance [which HVAC Preventative Maintenance shall be included in common area expenses]), or (ii) require that any tenant (including, without limitation, Tenant) within the Shopping Center perform the HVAC repair, replacement and maintenance (which, if required by Landlord, shall include the HVAC Preventative Maintenance) attributable to the HVAC equipment serving such tenant's premises. Any such costs with respect to the HVAC equipment serving the Premises that are charged directly to Tenant shall be payable by Tenant as additional Rent within thirty (30) days after written demand from Landlord. Notwithstanding the foregoing, however, at all times, the costs of preventative maintenance of the HVAC equipment within the Shopping Center (including the HVAC equipment serving the Premises) (collectively referred to in this Article as **"HVAC Preventative Maintenance"**) performed by Landlord shall be included in common area expenses. Any HVAC repair, replacement and maintenance required to be performed by Tenant shall be deemed to be included in Tenant's obligation to repair, maintain and replace the Premises and shall, therefore, be subject to (without limitation) the provisions of Article 9.1(a) of this Lease. The determination of what is and what is not HVAC Preventative Maintenance shall be made by Landlord in Landlord's sole and absolute discretion.

(c) Without limiting any other obligation of Tenant set forth herein to repair, replace or maintain the following items, if required by Landlord, Tenant shall, at Tenant's sole cost and expense, enter into regularly scheduled maintenance contracts (with copies given to Landlord) in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located in the Premises: (i) the HVAC equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or stand pipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection. In the alternative, however, Landlord may contract for the foregoing services and bill Tenant the cost thereof as additional Rent.

9.2 Tenant's Failure to Maintain. In the event Tenant fails to maintain the Premises in good order, condition and repair, Landlord may give Tenant notice to do such acts as are reasonably required to maintain the Premises in such manner. In the event Tenant fails promptly to commence such work within three (3) business days after such notice and diligently prosecute it to completion, (provided, however, that no such notice shall be required in the case of an emergency where such an advance notice would not be practical given the nature of the emergency) then Landlord shall have the right, but not the obligation, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest from the date of such work calculated pursuant to Article 24.20 hereof. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant, nor shall Tenant be entitled to any abatement of Rent, as a result of performing any such work.

9.3 Condition Upon Expiration of Term. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear excepted, and shall promptly remove or cause to be removed at Tenant's expense from the Premises and the Shopping Center any signs, notices and displays placed by Tenant. Tenant agrees to repair any damage to the Premises or the Shopping Center caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, signs, furniture, movable partitions or permanent improvements or additions which Landlord allows or requires Tenant to remove, including, without limitation thereto, repairing the floor and patching and/or painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation any claims made by any succeeding tenant founded on such delay. Notwithstanding anything to the contrary set forth in this Article 9.3 or in Article 10.1, Tenant shall not be required to remove the initial improvements made by Tenant to the interior of the Premises in compliance with this Lease prior to the initial opening of Tenant's business in the Premises, nor shall Tenant be required to remove any subsequent improvements it makes to the Premises in compliance with this Lease if, prior to making such improvements, (i) Tenant request in writing to Landlord that Landlord indicate whether or not such improvements would need to be removed at the expiration of the term of this Lease, and (ii) in response to such request, Landlord indicates in writing to Tenant that such improvements will not be required to be removed upon the expiration of the term of this Lease, provided, however, that the foregoing provisions of this sentence shall not apply to any termination of this Lease as a result of default by Tenant under this Lease.

ARTICLE 10. ALTERATIONS AND ADDITIONS; PERSONAL PROPERTY.

10.1 Alterations and Additions. No alterations, additions or changes shall be made to the interior portions of the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld. In addition, no alterations, additions or changes shall be made to any store front, the exterior walls or roof of the Premises, nor shall Tenant erect any mezzanine or increase the size of the same, if one be initially constructed, unless and until the written consent and approval of Landlord shall have first been obtained. Finally, Tenant shall not install any exterior lighting or plumbing fixtures, shades, or awning, or make any exterior decoration or painting, or build any fences, or install any radio or television antennae, loud speakers, sound amplifiers or similar devices on the roof or exterior walls of the Premises, without Landlord's prior written consent. As a condition to giving any such consent, Landlord may require, among other conditions, that (a) Tenant agree to remove any such alterations, additions, or changes at the expiration of the term and to restore the Premises to their prior condition, and/or (b) Tenant provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work, provided that such bond shall not be required if the total costs of the proposed alterations, additions, and changes are estimated to equal or exceed ten thousand dollars ($10,000). Landlord may withhold its consent to alterations that would create any obligation on Landlord's part to make or pay for modifications to any portion of the Shopping Center (in order, for example, to comply with laws such as the ADA mandating accessibility for persons with disabilities). Tenant's contractor shall maintain all insurance reasonably required by Landlord, including commercial general liability, workmen's compensation, builder's risk and course of construction insurance. In no event shall Tenant make or cause to be made any penetration through the roof of the Premises without the prior written approval of Landlord. Tenant shall be directly responsible for any and all damages resulting from any violation of the provisions of this Article. All alterations, additions, or changes to be made to the Premises which require the approval of Landlord shall be under the supervision of a competent architect or competent licensed structural engineer and made in accordance with plans and specifications with respect thereto, approved in writing by Landlord before the commencement of work, where such approval is required pursuant to the provisions of this Article. Tenant shall obtain, at Tenant's sole cost and expense, any and all governmental permits and approvals required in conjunction with any alterations, additions or changes. Landlord and Tenant hereby acknowledge and agree that Landlord may charge a reasonable fee for reviewing, or for employing someone to review any plans and specifications. All work with respect to any alterations, additions, and changes must be done in a good and workmanlike manner by a licensed contractor approved by Landlord, and such work shall diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Upon completion of such work, Tenant shall file a Notice of Completion as permitted by law in the office of the County Recorder where the Shopping Center is located. Any such changes, alterations and improvements shall be performed and done strictly in accordance with the laws and ordinances relating thereto, including, but not limited to, the ADA. In performing the work of any such alterations, additions or changes, Tenant shall have the work performed in such a manner as not to obstruct the access to the premises of any other tenant in the Shopping Center. Upon termination of Tenant's leasehold estate, such alterations, additions or changes shall be considered as improvements and shall not be removed by Tenant but shall become a part of the Premises, unless required by Landlord to be removed pursuant hereto. Tenant shall give to Landlord at least fifteen (15) business days' prior written notice of the expected date of commencement of Tenant's Work or any other work relating to alterations, additions or other changes to the Premises.

10.2 Personal Property. All items of Tenant's personal property located in the Premises shall be of first-class quality and nature and compatible in style and design with the nature and quality of the Premises and the Shopping Center.

ARTICLE 11. ENTRY BY LANDLORD.

Landlord and the authorized representatives of Landlord may enter the Premises at all reasonable times for the purpose of exhibiting the same to prospective purchasers or lenders in such a manner as not to interfere unreasonably with Tenant's business. During the final one hundred eighty (180) days of the term of this Lease (or at any time after vacation of the Premises by Tenant(), Landlord may exhibit the Premises for lease and display thereon, in such manner as not to interfere unreasonably with Tenant's business, the usual "For Lease"-signs, and such signs shall remain unmolested upon the Premises. Tenant hereby grants to Landlord such licenses or easements in and over the Premises or any portion thereof as shall be reasonably required for the installation or maintenance of mains, conduits, pipes or other facilities to serve any portion of the Shopping Center, including, but not limited to, the premises of any occupant; provided, however, that Landlord shall pay for any alteration required on the Premises as a result of any such exercise, occupancy under or enjoyment of any such license or easement. Landlord and its agents shall have free access to the Premises during all reasonable hours to inspect the Premises and to examine the same to ascertain if they are in good repair, and to make reasonable repairs which Landlord may elect to make hereunder. Tenant further covenants and agrees that Landlord may go upon the Premises and make any necessary repairs to the Premises and/or perform any work thereon (a) which may be necessary to comply with any laws, ordinances, rules or regulations of any public authority or of the Insurance Services Office or of any similar body, or (b) which Landlord may deem necessary to prevent waste or deterioration in connection with the Premises if Tenant does not make or cause such repairs to be made or performed or cause such work to be performed promptly after receipt of written demand from Landlord, or (c) which Landlord may deem necessary to perform construction work incidental to any portion of the Shopping Center adjacent to, above, or below the Premises, or (d) which Landlord may deem necessary to perform Landlord's maintenance and/or other obligations under this Lease. Nothing herein contained shall imply any duty on the part of Landlord to do any such work which under any provision of this Lease Tenant may be required to do, nor shall it constitute a waiver of Tenant's default in failing to do the same. No exercise by Landlord of any rights reserved in this Article shall entitle Tenant to any damage for any injury or inconvenience occasioned thereby nor to any abatement of Rent. To the extent the exercise of such rights involves Landlord conducting activities within the Premises, Landlord shall use commercially reasonable efforts to conduct such activities in a manner that will not unreasonably interfere with Tenant or Tenant's business within the Premises. Notwithstanding anything to the contrary set forth in this Article 11, prior to entering the Premises pursuant to the terms of this Article 11, Landlord shall provide to Tenant at least twenty four (24) hours advanced written notice of such proposed entry, except that, in the case of an emergency, no such notice shall be required and in the case of entry during Tenant's business hours for the purposes of making inspections, no such notice shall be required.

ARTICLE 12. LIENS.

Tenant shall keep the Shopping Center, the Premises and any building of which the Premises are a part free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable to Landlord by Tenant on demand with interest at the rate calculated pursuant to Article 24.20 hereof. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens.

ARTICLE 13. INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

13.1 Indemnity of Landlord. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, damages, liabilities, losses, expenses and costs (including reasonable attorneys' fees and costs incurred in defending against any of the foregoing or any action or proceeding brought thereon) arising from or in connection with any injury or damage to any person or property arising from Tenant's use of the Premises, or from the conduct of Tenant's business, or from any acts or omissions of Tenant or Tenant's agents, servants, employees, representatives, contractors, concessionaires, subtenants, licensees, customers or business invitees in or about the Premises or elsewhere in the Shopping Center. Tenant shall further indemnify and hold Landlord harmless from and against any and all claims, demands, damages, liabilities, losses, expenses and costs (including reasonable attorneys' fees and costs incurred in defending against any of the foregoing or any action or proceeding brought thereon) arising from or in connection with any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease or any accident or matter occurring on or about the Premises causing injury to person(s) or damage to property. Notwithstanding the foregoing provisions of this Article 13.1 to the contrary, in no event shall Tenant be liable for damage or injury occasioned by the negligence or intentional misconduct of Landlord and its agents, servants, employees, representatives or contractors. In the event any action or proceeding is brought against Landlord by reason of any claim, demand, damage, injury, liability, loss, expense or cost for which Landlord is entitled to be indemnified under this Article 13.1, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. The obligations to indemnify set forth in this Article 13.1 shall include reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities from the first notice that any claim or demand is to be made or may be made. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord or its authorized agents.

13.2 . Landlord's Indemnity; Exemption of Landlord from Liability. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any and all claims, demands, liabilities, and expenses, including attorney's fees, arising from any injury or damage to any third party or property of a third party arising from the gross negligence or willful misconduct of Landlord or its authorized agents, servants, employees, representatives or contractors occurring within the Premises or the rest of the Shopping Center. In the event any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant. Except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord or its authorized agents, employees, representatives, and contractors, Landlord shall not be liable for injury to Tenant's business or loss of income therefrom or for damage which may be sustained by the persons, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents or contractors or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, heating, air conditioning or lighting fixtures of the same, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Article 13.2 or any other provision of this Lease, Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the Shopping Center or any Other Owner, Landlord's obligations under this Article 13.2 shall be limited to the extent provided under Article 22.3 of this Lease, and in no event shall Landlord be liable for any punitive or consequential damages for loss of business by Tenant.

ARTICLE 14. INSURANCE.

14.1 Tenant's Policies of Insurance. Tenant covenants and agrees that from and after its first entry into the Premises (which shall include any time during which Tenant installs fixtures and equipment prior to the delivery of possession of the Premises), Tenant will carry and maintain throughout the term of this Lease at its sole cost and expense, the types of insurance in the amounts and forms hereinafter specified.

(a) Public Liability and Property Damage. Tenant shall obtain and maintain bodily injury and property damage insurance with coverage limits of not less than One Million and No/100ths Dollars ($1,000,000.00) combined each occurrence and in the aggregate insuring against any and all liability of the insured with respect to the Premises or arising out of the maintenance, use or occupancy thereof. All such insurance shall specifically insure performance by Tenant of the indemnity agreement set forth in Article 13 as to the liability for injury to or death of persons and damage to property. Such policy shall name Landlord and Landlord's lender as additional insureds thereunder.

(b) Tenant Improvements. Tenant shall obtain and maintain insurance covering all of the items described as the Tenant's Work in Exhibit B, heating, ventilation and air conditioning equipment and damage resulting therefrom and thereto, Tenant's leasehold improvements, alterations, additions or improvements permitted under Article 10, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, in an amount not less than the full replacement cost from time to time during the term of this Lease, providing protection against any peril included within the classification "all risk coverage." Tenant agrees to carry such insurance, it being expressly understood and agreed that none of the items to be insured by Tenant hereunder shall be insured by Landlord, nor shall Landlord be required to reinstall, reconstruct or repair any of such items. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 15 hereof.

(c) Business Interruption. Tenant shall obtain and maintain business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or any building wherein the Premises may be located.

(d) Plate Glass. Tenant shall obtain and maintain full coverage plate glass insurance on the Premises.

(e) Dram Shop. If Tenant sells or serves any alcoholic beverages whatsoever within the Premises, Tenant's public liability insurance policy shall include coverage for dram shop liability.

(f) Other. Tenant shall obtain and maintain workmen's compensation insurance as required by law and products liability insurance where the use of the Premises by Tenant is determined reasonably by Landlord to require such coverage.

14.2 Landlord's Policies of Insurance. Landlord shall at all times during the term hereof maintain in effect, coverage under a policy or policies of insurance covering the Premises (subject to Article 14.1(b) above) and all completed buildings in the Shopping Center (or the portion of the Shopping Center owned by Landlord), in an amount not less than eighty percent (80%) of the full replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time during the term of this Lease or the amount of such insurance which Landlord's mortgage lender requires Landlord to maintain, whichever is greater, providing protection against any peril generally included within the classification "all risk" together with such casualty endorsements as Landlord may deem appropriate. Additionally, Landlord may (but shall not be required to) carry: (i) public liability and property damage liability insurance and/or excess coverage liability insurance on the buildings and other improvements located within the Shopping Center; and (ii) earthquake and/or flood damage insurance; and (iii) rental income insurance; and (iv) vandalism and malicious mischief insurance; and (v) boiler and machinery insurance, all of the foregoing to be maintained at its election or if required by its lender from time to time during the term hereof, in such amounts and with such limits as Landlord or its lender may deem appropriate. In addition to all other sums due hereunder, Tenant shall pay to Landlord as additional Rent Tenant's Share of the cost of Landlord's insurance as described herein. Tenant's Share of Landlord's insurance expense shall be based on the ratio which the leasable area of the Premises bears to the leasable area of the Shopping Center owned by Landlord (whether or not open for business) covered by such insurance, or to the extent that, in Landlord's judgment, the information from the insurer permits such calculations Tenant's Share shall be equal to one hundred percent (100%) of all insurance costs attributable to the Premises and a pro rata portion of the parcel of land on which the Premises are located. Payment of Tenant's Share shall be made in accordance with Article 17.5 hereof. If any tenants or other occupants within the Shopping Center are permitted to carry their own insurance against the perils described above, their premises shall not be included in the leasable area of the Shopping Center for purposes of calculating Tenant's Share of insurance expenses; nothing in this Lease is intended to imply, however, that Tenant shall be permitted to carry in place of Landlord the insurance described in this Article 14.2.

14.3 Policy Form. All policies of insurance provided for herein shall be issued by insurance companies qualified to do business in the State of California and reasonably acceptable to Landlord. Each such insurance company shall have a rating of at least A, Class IX in Best's Key Rating Guide. Executed copies of such policies of insurance as Tenant is required to carry hereunder (or, if Landlord designates, certificates thereof) shall be delivered to Landlord at least ten (10) days prior to Tenant's first entry into the Premises, even if such entry is only for the purpose of installing Tenant's fixtures and equipment and does not constitute acceptance of delivery of possession of the Premises. All public liability and property damage insurance policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of the Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give to Landlord thirty (30) days' notice in writing in advance of any modification, cancellation or lapse or the effective date of any reduction in the amounts of insurance. All public liability, property damage, and other casualty policies shall be written as primary policies, and shall be neither excess coverage policies nor contributing with coverage carried by landlord. The limits of such insurance shall not limit the liability of Tenant. Notwithstanding anything to the contrary contained within this Article 14, either party's obligation to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by them; provided, however, that Landlord and Landlord's lender shall be named as additional insureds thereunder as their interests may appear and that the coverage afforded Landlord and Landlord's lender will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant covering risks upon the Premises for which policies or copies thereof are not required to be delivered to Landlord. Not more frequently than every two (2) years, if, in the opinion of Landlord's lender or of the insurance analyst retained by Landlord, the amount of bodily injury and property damage liability insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord's lender or Landlord's insurance analyst.

14.4 Waiver of Subrogation. Landlord and Tenant hereby waive any rights each may have against the other in connection with any of the damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises, or its contents or to other portions of the Shopping Center, arising from any risk generally covered by "all risk" coverage insurance; the parties each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that it may have against Landlord or Tenant, as the case may be. Tenant, on behalf of its insurance companies insuring the Premises, its contents, Tenant's other property or other portions of the Shopping Center, waives any right of subrogation which such insurer or insurers may have against any of the parties referred to in Article 19 hereof. The foregoing waivers of subrogation shall be operative only so long as available in the State of California and provided they do not invalidate any such policy.

14.5 Compliance with Law. Tenant agrees that it will not at any time during the term of this Lease carry any stock of goods or do anything in or about the Premises which will in any way tend to increase the insurance rates upon the building of which the Premises are a part. Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire or any other peril that may be charged during the term of this Lease on the amount of insurance to be carried by Landlord on the building of which the Premises are a part resulting from the foregoing or from Tenant doing any act in or about said Premises which does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload of the electrical lines of the Premises, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall, at its own expense, comply with all requirements of the insurance underwriters or any governmental authority having jurisdiction thereover, necessary for the maintenance of reasonable fire and extended coverage insurance for the Premises including, without limitation thereto, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

ARTICLE 15. DAMAGE AND DESTRUCTION

15.1 Insured Risks. In the event the Premises are damaged by fire or other perils covered by Landlord's fire and extended coverage insurance, Landlord shall, as soon as reasonably practical, commence repair, reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; provided Landlord's obligations shall not exceed Landlord's construction obligations at the commencement of the term. If the existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before destruction, Landlord may terminate this Lease by giving notice to Tenant prior to the commencement of the work of repair or restoration by Landlord; provided, however, that in any event Landlord shall provide such written notice to Tenant within ninety (90) days after such destruction. In the event of the total destruction of the Premises or in the event of a partial destruction of the Premises (defined as at least thirty-three and one-third percent (33-1/3%) of the then full replacement cost of the Premises as of the date of destruction) during the last two (2) years of the term hereof, Landlord shall have the option to terminate this Lease upon giving written notice to Tenant within thirty (30) days after such destruction. In the event of the total destruction of the Premises during the last year of the term hereof or in the event of a partial destruction of the Premises (defined as at least thirty-three and one-third percent (33-1/3%) of the then full replacement cost of the Premises as of the date of destruction) during the last year of the term hereof, Tenant shall have the option to terminate this Lease upon giving written notice to Landlord within thirty (30) days after such destruction.

15.2 Uninsured Risks. In the event the Premises are damaged as a result of any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord's "all risk" insurance, to any extent whatsoever, Landlord may within ninety (90) days following the date of such damage, elect to repair, reconstruct or restore the Premises and, if Landlord so elects, Landlord shall, as soon as reasonably practical, commence such repair, reconstruction or restoration and shall prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; or within said ninety (90)-day period elect not to repair, reconstruct or restore the Premises, in which event this Lease shall cease and terminate. In either such event, Landlord shall give Tenant written notice of its intention within said ninety (90)-day period.

15.3 Extent of Obligation. Anything to the contrary notwithstanding contained hereinabove, Landlord shall not be required to repair, reconstruct or restore any damage by fire or other cause to any portion of the Premises constructed by or at the direct or indirect expense of Tenant; Tenant at its sole cost and expense shall be responsible for all such items and for the replacement of its stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence the installation of its work of repair and restoration of its fixtures, equipment and merchandise promptly upon delivery of possession of the Premises and shall diligently prosecute such installation to completion. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease. Upon any termination of the Lease under any of the provisions of this Article, each party shall be released thereby without further obligations to the other party coincident with the surrender of possession of the Premises to Landlord, except for items which have theretofore accrued and be then unpaid. In the event of such termination, all proceeds from Tenant's fire and extended coverage insurance under Article 14.1(b) pertaining to improvements to the Premises which would otherwise become the property of Landlord upon expiration or termination of the Lease, shall be disbursed and paid to Landlord.

15.4 Partial Destruction of the Shopping Center. Notwithstanding anything to the contrary in this Article 15, if thirty-three and one-third percent (33-1/3%) or more of the buildings constructed within the Shopping Center shall be damaged or destroyed by fire or any other cause, notwithstanding that the Premises may be unaffected thereby, Landlord may, at its option, terminate this Lease by giving written notice of its election to do so within ninety (90) days from the date of occurrence of such damage or destruction, in which event the term of this Lease shall expire at the end of the calendar month in which such notice is given and Tenant shall thereupon surrender the Premises to Landlord; provided, however, that Landlord shall only be entitled to so terminate this Lease if Landlord has terminated all other leases (to the extent it has a right

to terminate such leases) with respect to those tenants and their respective premises (to the extent located within the portion of the Shopping Center owned by Landlord at such time) that are similarly affected by such damage or destruction (if any).

15.5 Abatement of Rent. In the event of repair, reconstruction and restoration as herein provided, the Minimum Monthly Rent shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired commencing from the date of destruction and continuing during the period of such repair, reconstruction or restoration. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management; the obligation of Tenant hereunder to pay Percentage Rent (if any) and any additional sums shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for the loss of profits, or the loss of the use of the whole or any part of the Premises, or the building of which the Premises may be a part, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

ARTICLE 16. EMINENT DOMAIN.

16.1 Total or Substantial Taking. If title to all of the Premises is taken for any public or quasi-public use under any statute, or by right of eminent domain, or by purchase in lieu of eminent domain, or if title to so much of the Premises is so taken that a reasonable amount of reconstruction of the Premises will not result in the Premises being a practical improvement and reasonably suitable for Tenant's continued occupancy for the uses and purposes for which the Premises are leased, then, in either event, this Lease shall terminate on the date that the taking of the Premises, or part thereof, occurs.

16.2 Partial Taking. If any part of the Premises shall be so taken and the remaining part thereof (after reconstruction of the then existing building(s) of which the Premises are a part) is reasonably suitable for Tenant's continued occupancy for the purposes and uses for which the Premises are leased, this Lease shall, as to the part so taken, terminate on the date that possession of such part is taken, and the Minimum Monthly Rent shall be reduced in the same proportion that the leasable area of the Premises so taken, less any addition to the Premises by reconstruction, bears to the original leasable area of the Premises. Landlord shall, at its own cost and expense, subject to its receipt of compensation for such taking, make all necessary repairs or alterations to the building(s) of which the Premises are a part so as to render the portion of the building(s) not taken as a complete architectural unit and the remaining Premises a complete merchandising unit.

16.3 Abatement of Rent. If the continued occupancy of Tenant is interfered with for any time during the partial taking, notwithstanding that the partial taking does not terminate this Lease as to the part not so taken, the Minimum Monthly Rent shall proportionately abate so long as Tenant is not able to continuously occupy the part remaining and not so taken.

16.4 Substantial Taking of Shopping Center. Notwithstanding anything to the contrary in this Article 16, if fifty percent (50%) or more of the land area of the Shopping Center shall be taken for any public or quasi-public use under any statute, or by right of eminent domain, or by purchase in lieu of eminent domain, notwithstanding that the Premises may be unaffected thereby, Landlord may, at its option, terminate this Lease by giving written notice of its election to do so within ninety (90) days from the date of such taking, in which event the term of this Lease shall expire at the end of the calendar month in which such notice is given and Tenant shall thereupon surrender the Premises to Landlord; provided, however, that Landlord shall only be entitled to so terminate this Lease if Landlord has terminated all other leases (to the extent it has a right to terminate such leases) with respect to those tenants and their respective premises (to the extent located within the portion of the Shopping Center owned by Landlord at such time) that are similarly affected by such taking (if any).

16.5 Compensation. All compensation (including without limitation the bonus value of the leasehold interest) awarded or paid upon a total or partial taking of the fee title shall belong to Landlord whether such compensation be awarded or paid as compensation for diminution in value of the leasehold, taking of the leasehold interest or taking of the fee, except as hereinafter provided. Notwithstanding the aforementioned, Tenant shall retain and have a claim for (a) the unamortized value over the term of this Lease of Tenant's leasehold improvements (to the extent Landlord has not contributed to the cost thereof); (b) that portion (if any) of the award made to Landlord for the taking which results in the enhancement of the award to Landlord as a result of removable fixtures, removable by Tenant herein, under the terms of this Lease but which are required to be taken by the condemnor or are so acquired by the condemnor. Tenant shall likewise retain all compensation relating to Tenant's loss of income, all relocation assistance, moving and relocation expenses to the extent (if any) provided by the condemning authority.

ARTICLE 17. COMMON AREA.

17.1 Availability. The term **"common areas"** means the portions of the Shopping Center which have at the time in question been designated and improved for common use by or for the benefit of more than one tenant or concessionaire of the Shopping Center, including, without limitation, the land and facilities utilized for or as parking areas, access and perimeter roads; roofs; truck passageways (which may be in whole or in part subsurface); service corridors and stairways providing access from store premises; landscaped areas; park areas, fountains, exterior walks, arcades, stairways, and/or ramps; interior corridors, stairs, or arcades; directory equipment and signs; wash rooms, comfort rooms, drinking fountains, public telephones, mailboxes, toilets and other public facilities (if any); bus stations, taxi stands, and the like, but excluding any portion of the Shopping Center so included within the common areas when designated by Landlord for a noncommon use; any portion thereof not theretofore included within common areas shall be included when so designated and improved for common use. Tenant and its employees and invitees are, except as otherwise specifically provided in this Lease, authorized, empowered and privileged to use the common areas in common with other persons during the term of this Lease. Landlord agrees to maintain and operate, or cause to be maintained and operated (except as hereinafter provided with reference to cost of maintenance), the portion of the common areas owned and controlled by Landlord at all times following completion thereof, for the benefit and use of the customers and patrons of Tenant, and of all other tenants, owners and occupants of the land constituting the Shopping Center of which the Premises are a part.

17.2 Landlord's Management and Control. All common areas shall be subject to the exclusive control and management of Landlord or such other persons or nominees as Landlord may have delegated or assigned to exercise such management or control, in whole or in part, in Landlord's place and stead. In no event shall Tenant have the right to sell or solicit in any manner in any of the common areas without the Landlord's prior written consent.

(a) Landlord shall at all times have the right and privilege of determining the nature and extent of the common areas, and of making such changes therein and thereto from time to time in compliance with all applicable governmental regulations and which in its opinion are deemed to be desirable and for the best interests of all person using said common areas, including the location and relocation of driveways, entrances, exits, automobile parking spaces, and direction and flow of traffic, installation of prohibited areas, landscaped areas, and all other facilities hereof.

(b) Nothing contained herein shall be deemed to create any liability upon Landlord for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles, unless caused by the gross negligence or willful misconduct of Landlord, its agents, servants or employees.

(c) Landlord and Landlord's nominees and assignees shall have the right to establish, and from time to time modify, amend, and enforce against Tenant and the other users of said common areas such reasonable and nondiscriminatory rules and regulations as may be deemed necessary or advisable for the safety and cleanliness of the common areas, and for the preservation of good order in the proper and efficient operation and maintenance of the common areas. The current rules and regulations are attached hereto as Exhibit C. The rules and regulations herein provided may include, without limitation, the hours during which the common areas shall be open for use. Landlord may, if in its opinion the same be advisable, establish a system of charges against nonvalidated parking checks of users. Tenant agrees to conform to and abide by all such rules and regulations and to cause its concessionaires, and its and their employees and agents, to abide and conform with such rules and regulations and to use its best efforts to cause its customers, invitees and licensees to abide and conform with such rules and regulations; provided, however, that all such rules and regulations and such types of operation or validation of parking checks and other matters affecting the customers and patrons of Tenant shall apply equally and without discrimination to all persons entitled to the use of said automobile parking facilities.

(d) Landlord shall at all times during the term of this Lease have the sole and exclusive control of the common areas, and may at any time and from time to time during the term hereof temporarily close any of the common areas for maintenance or repair, exclude and restrain any person from use or occupancy thereof, excepting, however, bona fide customers, patrons and service-suppliers of Tenant, and other tenants of Landlord who make use of said areas in accordance with the rules and regulations established by Landlord from time to time with respect thereto. Notwithstanding the foregoing provisions of this Article 17.2, Landlord covenants to give Tenant advance written notice of any closure of common areas in proximity to the Premises and to provide Tenant alternative temporary parking elsewhere in the Shopping Center (to the extent the parking in close proximity to the Premises is affected by the contemplated closure and to the extent such alternative parking is available in the Shopping Center) for Tenant's customers and employees. The rights of Tenant hereunder in and to the areas in this Article referred to shall at all times be subject to the rights of Landlord, and other tenants of Landlord and the other owners of the Shopping Center to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of any of said areas only for normal parking and ingress and egress by the said customers, patrons and service-suppliers to and from the building of which the Premises occupied by Tenant and other tenants of Landlord are a part.

(e) If in the opinion of Landlord persons are using any of said areas by reason of the presence of Tenant in the Premises or engaging in conduct prohibited under Article 17.2(f) below, Tenant, upon demand of Landlord, shall enforce such rights against all such persons by appropriate proceedings. Landlord shall have the right, but not the obligation, to remove or exclude from or to restrain (or take legal action to do so) any unauthorized person from, or from coming upon, the Shopping Center or any portion thereof, and to prohibit, abate, and recover damages arising from any unauthorized act, whether or not such act is in express violation of the rules and regulations set forth herein or in Exhibit C or otherwise established by Landlord from time to time.

(f) Neither Tenant nor its agents, employees, invitees nor anyone coming in or upon the Shopping Center as the result of Tenant's presence therein, shall utilize the common area for any of the following: (a) Vend, peddle, or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet, or other matter whatsoever; (b) Exhibit any sign, placard, banner, notice, or other written material; (c) Solicit signatures on any petition or for any other purpose, disseminate any information in connection therewith, or distribute any circular, booklet, handbill, placard, or other material; (d) Solicit membership in any organization, group, or association, or contribution; (e) Parade, rally, patrol, picket, demonstrate, or engage in any conduct which might tend to interfere with or impede the use of any portion of the common area by any customer, business invitee, employee, or tenant of the Shopping Center, or which creates a disturbance, attracts attention, or tends to harass, annoy, disparage, or be detrimental to the interest of any of the retail establishments within the Shopping Center; (f) Use any portion of the common area for any purpose when all the retail establishments within the Shopping Center are closed; (g) Throw, discard, or deposit any paper, glass, or extraneous matter of any kind, except in designated receptacles or create litter or hazards of any kind; (h) Use any sound-making device of any kind or create or produce in any manner noise or sound or vibration that is annoying, unpleasant, or distasteful, to any other tenant, occupant, or adjacent resident; (i) Deface, damage, or demolish any sign, light standard, or fixture, landscaping material or other improvement within the Shopping Center, or the property of customers, business invitees, or employees situated within the Shopping Center.

(g) Any roadway, sidewalk, or walkway within or adjacent to the Shopping Center shall be used only as a means of egress from or ingress to all premises, common area or public streets. Such use shall be in an orderly manner, in accordance with the directional or other signs or guides. Roadways shall not be used at a speed in excess of twenty (20) miles per hour and shall not be used for parking or stopping, except for the immediate loading or unloading of passengers. No

sidewalk or walkway shall be used for other than pedestrian travel. Portions of the Shopping Center designated for automobile parking area shall be used only for the parking of passenger vehicles during the period of time such person or the occupants of such vehicles are customers or business invitees of the retail establishments within the Shopping Center and for no other purpose without Landlord's prior written consent. The listing of specific prohibited items is not intended to be exclusive, but to indicate in general the manner in which the right to use the common area solely as a means of access and convenience in shopping at the retail establishments in the Shopping Center is limited and controlled by Landlord and/or other owners within the Shopping Center. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking spaces.

(h) Tenant shall not obstruct, or cause to be obstructed, any sidewalk or any part of the common area of the Shopping Center adjacent to the Premises or any portion thereof, by placing any item thereon, including without limitation, newspaper racks, bicycle stands, amusement rides, and display racks or tables, without Landlord's express written approval. The granting of Landlord's approval shall be subject to any and all governmental regulations and requirements for which Tenant shall be solely responsible. Tenant agrees to indemnify and hold harmless Landlord and all other tenants in the Shopping Center from any losses that may occur as a result of Tenant's obstruction hereunder.

17.3 Employee Parking. It is understood that the employees of Tenant and the other tenants of the Shopping Center and the employees of owners of the Shopping Center shall not be permitted to park their automobiles in the automobile parking areas of the common areas which may from time to time be designated for patrons of the Shopping Center. Landlord may at its election furnish and/or cause to be furnished either within the Shopping Center parking area, or reasonably close thereto, space for employee parking. Landlord at all times shall have the right to designate the particular parking area to be used by any or all of such employees and any such designation may be changed from time to time. Tenant warrants that each of its employees will be notified of the designated employee parking area and that it will insist upon employee compliance with the rules and regulations pertaining thereto. Tenant will also inform its employees that the improperly parked vehicles of Tenant or Tenant's employees will be towed away from the Shopping Center at Landlord's election and at Tenant's expense if violations continue after the first notice of any violation. Upon five (5) days' notice, Landlord may impose upon Tenant a Twenty Dollar ($20.00) per day fine per vehicle for such improper parking of Tenant or Tenant's employees if the violation continues after the second notice thereof to Tenant, in addition to pursuing any other legal remedy available.

17.4 Payment of Common Area Expenses. Landlord shall keep or cause to be kept said common areas in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof. All expenses in connection with the common areas shall be charged and prorated in the manner hereinafter set forth.

(a) It is understood and agreed that the phrase "**common area expenses**" as used herein shall be construed to include all costs, expenses and fees expended in operating, administering, managing, maintaining, repairing and replacing the buildings and common areas located within the Shopping Center. Landlord and Tenant hereby acknowledge and agree that such "common area expenses" shall also include the cost of maintaining landscaped areas in the median strip dividers of adjoining streets, the cost of maintaining landscaped areas on adjacent public land as may be required by governmental agencies, the cost of maintaining any public street or sidewalk, the cost of operating any recycling center that may be required by governmental rules, regulations or statutes, and any assessments, allocations or charges which may be imposed pursuant to the Restrictions on Landlord, the Shopping Center and/or the portion of the Shopping Center consisting of the legal parcel (or other portion of the Shopping Center) upon which the Premises are located. Such costs, expenses and fees shall include, without limitation, all general maintenance and repairs, resurfacing, sealcoating or painting, restriping, cleaning, sweeping, janitorial services, pest control, supplies, equipment and garbage collection; purchase, replacement and maintenance of trash receptacles located within the common areas; maintenance and repair of sidewalks, curbs and gutters; repair, maintenance, insurance, lease and/or purchase and other costs and expenses related to Shopping Center signs; irrigation systems, planting and landscaping; electricity for lighting, water, sewer, gas and other utilities; directional signs and other markers and bumpers; maintenance and repair of any fire protection systems, lighting systems, heating and air conditioning systems, storm drainage systems and any other utility systems; personnel to implement such services, including, if Landlord deems necessary (but without any obligation to supply security guards), the cost of security guards; any governmental imposition or surcharge imposed upon Landlord or assessed against any portion of the common area; the cost to Landlord of any additional improvements made to the common areas after the commencement of the term; all costs with respect to repairs, maintenance and replacements of roofs, and structural and nonstructural portions of the buildings of which the Premises constitute a part and of the cost of the performance of all the duties of Landlord under Article 9.1 with respect to said building and other improvements within any other portion of the Shopping Center; repair, maintenance and replacement of utility facilities (including pipes and conduits) serving more than one store, unless caused by the gross negligence or intentional act of Landlord or the tenant within the premises wherein such repair is required; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); taxes on personal property, equipment and machinery utilized in the operation of the common area; adequate public liability and property damage insurance, "all risk" and other insurance (which shall include the amount of any deductible that must be paid by the insured) with such casualty endorsements as Landlord may deem appropriate; accounting, bookkeeping, legal and expense collection services for the maintenance and operation of the common areas, and amounts paid to a person, firm, corporation or other entity (which may be owned or controlled by or affiliated with Landlord or Landlord's principals) for the management of the Shopping Center, such sums to be reasonably determined and negotiated by Landlord at rates comparable to those charged for similar services in comparable projects in the same geographical area; capital improvements if required by laws, ordinances, rules, regulations or orders of any governmental authority after the date space in the Shopping Center was first occupied; cost saving improvements if intended to reduce or stabilize common area expenses. Such common area expenses shall include an allowance to Landlord for Landlord's supervision of maintenance and operation of the Shopping Center in an amount equal to ten percent (10%) of the sum of the common area expenses described in this Article 17.4 plus the other Operating Expenses, with the exception of fees paid to a third party for the management of the Shopping Center, Real Property Taxes and insurance. Such common area expenses shall not include (i) leasing commissions, (ii) tenant improvement costs, (iii) other costs billed and paid by a specific tenant, (iv) interest on encumbrances or depreciation, except

as set forth in this Lease, (v) costs of items considered capital improvements except to the extent such costs are for the capital improvements referenced in the above provisions of this Article 17.4(a) or are incurred in order to reduce or stabilize (or have the effect of reducing or stabilizing) other items of common area expenses, in which event such costs shall be amortized on a straight-line basis over the estimated useful life of the corresponding capital items, (vi) repairs or other work needed due to fire, windstorms, or other casualty or cause to the extent actually insured against by Landlord, (vii) attorneys' fees and other expenses incurred in connection with leasing space in the Shopping Center or enforcing such leases, (viii) advertising and promotional expenses, net income, profit, franchise, rent, sales, gift, estate, succession, inheritance, foreign ownership, foreign control, transfer, capital levy, and/or personal property taxes payable by Landlord (provided, however, that nothing contained in this sentence is intended, however, to in any manner limit the pass through of any increase in Real Property Taxes resulting from a change of ownership of any portion of the Shopping Center, or any renovation of any portion of the Shopping Center), (ix) any cost representing an amount paid to any person, firm, corporation or other entity related to or affiliated with Landlord, which amount is materially in excess of the amount which would have reasonably been paid in the absence of such relationship for comparable work or services involving the affected portion of the Shopping Center or comparable retail centers in the general vicinity of the Shopping Center, or (x) any ground lease rental. Landlord may cause any or all of said services to be provided by an independent contractor or contractors. Landlord and Tenant hereby acknowledge and agree that Landlord may, without any obligation to do so, establish reserve funds for carrying out major replacements and repairs, and/or Landlord may, without any obligation to do so, amortize the cost of major replacements and repairs over a reasonable number of years determined by Landlord. Nothing in this Article 17.4(a) is in any manner intended to alter the parties' respective obligations concerning maintenance and repair of the Premises under Article 9 of this Lease.

(b) In addition to all other sums due hereunder, Tenant shall pay to Landlord as additional Rent Tenant's Share of the common area expenses as described herein. Tenant's Share of common area expenses shall be based on the ratio which the leasable area of the Premises bears to the leasable area constructed in the Shopping Center which is owned by Landlord, whether or not open for business; provided, however, that with respect to the charges imposed upon all or any portion of the Shopping Center for sewer, water and refuse collection, Tenant's Share of such items of common area expense shall be based on the ratio which the leasable area of the Premises bears to the leasable area of the Shopping Center which benefits from such service and is opened for business and which is occupied by tenants who do not separately pay for such services. In addition, if any tenant or other occupant of the portion of the Shopping Center owned by Landlord pays directly to the provider a portion of any item that is otherwise included in common area expenses, their premises shall not be included in the leasable area of the Shopping Center for purposes of calculating Tenant's Share of the remaining portion of such item of common area expenses; nothing in this Lease is intended to imply, however, that Tenant shall be permitted to directly pay (in place of Landlord) to any provider any amount that is otherwise considered a common area expense pursuant to this Lease. Payment of Tenant's Share shall be made in accordance with Article 17.5 hereof.

(c) Should Landlord acquire or make available additional land not shown as part of the Shopping Center on Exhibit A and make the same available for parking, pedestrian or vehicle ingress and/or egress or other common area purposes, then expenses in connection with said additional land shall be included as common area expenses. Anything to the contrary notwithstanding contained hereinabove, all expenses in connection with the original construction and installation of the common areas shall be at the sole cost and expense of the owners of the Shopping Center and shall not in any event be charged to Tenant.

(d) In the event Tenant, upon occupancy, or thereafter, shall require water, garbage, common area lighting or other utility or service in excess of that usually furnished or supplied to the majority of the Shopping Center tenants, as adjusted for size of the premises, the excess shall be paid by Tenant each month as additional Rent. As an example, laundromats incur water and sewer fees greatly in excess of dress stores of the same size; another example is that a tenant whose business hours are longer than the typical retailer's hours may incur common area lighting charges in excess of those required by the typical retailer.

(e) Tenant acknowledges that, notwithstanding the fact that Landlord may include the cost of a security service as a common area expense under Article 17.4(a) above, Landlord has no obligation to provide any guard or other security service. Tenant assumes all responsibility for the protection of the Premises, Tenant, and its agents, invitees and customers and their property from the acts of third parties.

17.5 <u>Tenant Expenses for the Shopping Center</u>. Tenant shall pay monthly to Landlord sums based on Landlord's reasonable estimate of Tenant's Share of Real Property Taxes determined pursuant to Article 6.2 and taxes, assessments and other public charges determined pursuant to Article 6.1, Tenant's Share of utility charges and other costs determined pursuant to Article 8 (for those utilities that are not separately metered to the Premises), Tenant's Share of Landlord's insurance expenses determined pursuant to Article 14.2 and Tenant's Share of common area expenses determined pursuant to Article 17.4. Prior to the time the first (1st) payment is due hereunder, Landlord shall advise Tenant in writing of the amounts thereof. Such sums shall be paid monthly commencing on the Rent Commencement Date, and thereafter shall be remitted monthly without further billing therefor. The monthly amounts of such sums may be adjusted periodically as needed on the basis of Landlord's experience and reasonably-anticipated costs. Annually or more often at Landlord's election, Landlord shall furnish to Tenant statements (each such statement is referred to herein as an **"Operating Expenses Statement"**) showing (i) the total Operating Expenses incurred during the measuring period; (ii) Tenant's Share of such Operating Expenses; (iii) the amount remaining unpaid toward Tenant's Share of such Operating Expenses or the amount by which Tenant's payments have exceeded Tenant's Share thereof. If Tenant's Share of such Operating Expenses exceeds Tenant's payments for the measuring period, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of the Operating Expenses Statement disclosing such deficiency. If said payments exceed Tenant's Share of such Operating Expenses, the excess shall be applied (until such excess has been exhausted) toward the earliest obligation of Tenant to pay Rent to occur following the receipt of the Operating Expenses Statement by Tenant, except Landlord shall refund any excess on the expiration or earlier termination of the Lease so long as Tenant has no further obligation to Landlord under the terms of the Lease. Tenant's liability in connection with the payment of Tenant's Share of all such Operating Expenses shall be

prorated on the basis of a three hundred sixty-five (365)-day year to account for any fractional portion of a year included in the term at its commencement and/or expiration.

17.6 Tenant Audit Procedure. For a period of six (6) months after receipt of an Operating Expenses Statement, Tenant shall be entitled, upon thirty (30) days' prior written notice and during normal business hours, at the office of the Shopping Center's property manager or such other place as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of the Operating Expenses shown on such Operating Expenses Statement and which were not shown on any previous Operating Expenses Statement (referred to herein as the **"Current Operating Expenses"**). Failure of Tenant to request such inspection within such six (6)-month period shall, with respect to the Current Operating Expenses, render such Operating Expenses Statement conclusive and binding on Tenant. If, after inspection and examination of such books and records, Tenant disputes the amounts of the Current Operating Expenses charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant (**"CPA"**) acceptable to both Landlord and Tenant. If, within thirty (30) days after Landlord's receipt of Tenant's notice requesting an audit, Landlord and Tenant are unable to agree on the CPA to conduct such audit, then Landlord may designate a nationally recognized accounting firm not then employed by Landlord or Tenant to conduct such audit. The audit shall be limited to the determination of the amount of Current Operating Expenses indicated on the relevant Operating Expenses Statement. If the audit discloses that the amount of Current Operating Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated the Current Operating Expenses for the subject period by more than seven percent (7%), in which case Landlord shall pay all costs and expenses of the audit. Tenant and the CPA shall keep any information gained from either the preliminary inspection and examination of such books and records and/or from such audit confidential and shall not disclose it to any other party. The exercise by Tenant of the inspection and examination and/or audit rights hereunder shall not relieve Tenant of its obligation to timely pay all sums due hereunder, including, without limitation, the disputed Operating Expenses.

ARTICLE 18. ASSIGNMENT AND SUBLETTING.

18.1 Landlord's Consent Required. Tenant shall not voluntarily or involuntarily or by operation of law assign this Lease or enter into license or concession agreements, sublet all or any part of the Premises, or otherwise transfer, mortgage, pledge, hypothecate, transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises or any part thereof, without Landlord's prior written consent. Any purported assignment, subletting, hypothecation, sale or other transfer, either voluntarily or involuntarily or by operation of law or otherwise, not made in compliance with the terms and conditions of this Article shall be void and shall, at Landlord's option, terminate this Lease. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice of a proposed assignment or sublease is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, terminate this Lease (the rights of Landlord set forth in the forgoing provisions of this sentence are referred to as the **"Landlord's Alternative Rights"**); provided, however, that the forgoing provisions of this sentence shall not apply to a request made by Tenant to assign its interest in this Lease to either of the following: (a) a person or entity that is purchasing Tenant's business at the Premises for the purpose of continuing to operate such business at the Premises from and after the effective date of such assignment; or (b) either Steve's Pizza Franchise Corporation (the **"Franchisor"**) (so long as such entity remains the bona fide franchising entity for Steve's Pizza franchises) or a person or entity that is a bona fide franchisee of the Franchisor (a **"Franchisee"**), so long as (i) Franchisor or Franchisee (as applicable ) will continue to operate a Steve's Pizza business at the Premises from and after the effective date of such assignment, (ii) Franchisee (if the assignment is to a Franchisee) has, as of the effective date of such assignment, a valid, legally effective franchise agreement with the Franchisor to operate a typical Steve's Pizza (subject to the use restrictions set forth in this Lease), and such franchise agreement has a term that runs for a period of time at least equal to the then remaining term of this Lease; and (iii) Franchisee (if the assignment is to a Franchisee) has met the Franchisor's then-existing franchise standards and requirements (including, but not limited to those concerning net worth, operating experience, and the payment of any necessary franchise fees); provided, however, that if any assignment otherwise satisfying the requirements of the immediately preceding clause (b) is used as a subterfuge to avoid the ability of Landlord to exercise any of the Landlord's Alternative Rights, then such assignment shall not qualify as an assignment that avoids the ability of Landlord to exercise any of the Landlord's Alternative Rights. Tenant's execution (and the assignee's execution) of an assignment to a person or entity that Tenant (or such assignee) claims satisfies the requirements of either of clauses (a) or (b) of the immediately preceding sentence shall be deemed a warranty, covenant and representation to Landlord by Tenant (and by such assignee) that such assignment satisfies such requirements, and Tenant shall include in Tenant's written request to Landlord seeking Landlord's consent to such an assignment written evidence showing that such requirements have been met. If the Premises are, at any time, used or occupied by any person other than Tenant, Landlord may collect rent and charges from such occupant without waiving the provisions of this Article or releasing Tenant from the terms and conditions of this Lease. The voluntary or other surrender of this Lease by Tenant, or the mutual cancellation or termination hereof by Tenant and Landlord, shall not work a merger but shall, at the option of Landlord, either terminate any and all existing franchises, concessions, licenses, subleases and other operating arrangements or operate as an assignment to Landlord thereof, whether or not the same were made in violation of the provisions of this Lease. Notwithstanding the forgoing provisions of this Article 18.1, Steve's Pizza Inc., a California corporation (the **"California Entity"**) (which is one of the two entities that are the original Tenant under this Lease), shall have a one-time right to assign all of its interest in this Lease to Steve's Pizza Inc., a Nevada corporation (the **"Nevada Entity"**), without the necessity of obtaining Landlord's consent under the forgoing provisions of this Article 18.1; provided, however, that the following requirements must be satisfied in all respects for such an assignment to occur: (i) such assignment must be effective and otherwise completed on or before the date that is ninety (90) days after the date of this Lease (the **"Special Assignment Deadline"**); (ii) the California Entity, the Nevada Entity and Passport Restaurants, Inc. (which is the other one of the two entities that are the original Tenant under this Lease) shall have completed (in the manner required by Landlord), executed and delivered to Landlord an original of the form of the Assignment of Lease attached to this Lease as Exhibit H no later than the date that is five (5) business days prior to the effective date of such assignment from the California Entity to the Nevada Entity, it being agreed that such assignment shall be made pursuant to such form of Assignment of

Lease; (iii) Tenant and the Nevada Entity shall have delivered to Landlord, no later than the date that is five (5) business days prior to the effective date of such assignment from the California Entity to the Nevada Entity, such documents and other written evidence as is required by Landlord (including, without limitation, copies of the required filings with the California Secretary of State, as certified by the California Secretary of State) to prove that the Nevada Entity is qualified to do business in California as a foreign corporation pursuant to the California Corporations Code. The provisions of the immediately preceding sentence are referred to as the **"California/Nevada Assignment Provisions."** Except as stated in the California/Nevada Assignment Provisions, the California Entity's one-time right to assign all of its interest in this Lease to the Nevada Entity shall be subject to all the other terms and conditions of this Lease. The assignment of the California Entity's interest in this Lease to the Nevada Entity pursuant to the California/Nevada Assignment Provisions shall be deemed to be with Landlord's consent for purposes of this Article 18 and shall be subject to all of the provisions of this Article 18 that are applicable to an assignment made with Landlord's consent. The rights provided to the California Entity pursuant to the California/Nevada Assignment Provisions are personal to the California Entity, and, notwithstanding anything to the contrary contained in this Lease, the rights granted to the California Entity by the California/Nevada Assignment Provisions are not assignable or transferable by the California Entity.

18.2 Reasonable Consent. The consent of the Landlord required under Article 18.1 above, may not be unreasonably withheld; provided, however, that should Landlord withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable:

(a) The use is different than that specified in Article 1;

(b) The use of the proposed assignee/sublessee violates or creates a conflict with an exclusive use previously granted by Landlord (or other owners of the Shopping Center) to other tenant(s) located within any portion of the Shopping Center, or violates use restrictions established in the Restrictions, loan documents, or other agreements relating to the Shopping Center;

(c) The proposed assignee/sublessee is incompatible with other tenant(s) within the Shopping Center;

(d) The financial capacity of the proposed assignee or sublessee is less than that of the Tenant herein;

(e) The proposed assignee/sublessee would cause a diminution in the reputation of the Shopping Center or the other businesses located therein;

(f) The proposed new assignee or sublessee would have an impact on the common facilities or the other tenant(s) in the Shopping Center which would be disadvantageous;

(g) The business experience or merchandising ability of the proposed assignee or sublessee is unsatisfactory to Landlord;

(h) The proposed new assignee or sublessee will require substantial alterations to the Premises;

(i) [Intentionally Omitted.]

(j) The Premises have not been completed or Tenant has not yet opened its business in the Premises; or

(k) [Intentionally Omitted.]

Tenant acknowledges that Landlord has entered into this Lease in reliance on the particular skills, knowledge and experience of Tenant and/or the principal officer of Tenant with respect to the conduct of business in the Premises; Tenant recognizes that Landlord's substantial investment in the Premises and the willingness of Landlord to put that investment at risk under the terms of this Lease is based upon Landlord's judgmental considerations regarding Tenant's abilities as set forth above.

18.3 Excess Rent and Excess Payment.

(a) In the event Tenant sublets the entire Premises or any part thereof, Tenant shall deliver to Landlord fifty percent (50%) of any "excess rent" (as such term is hereinafter defined) within thirty (30) days after Tenant's receipt thereof pursuant to such subletting. As used herein, **"excess rent"** shall mean any sums or economic consideration per square foot of the Premises received by Tenant pursuant to such subletting in excess of the amount of the Rent per square foot of the Premises payable by Tenant hereunder applicable to the part or parts of the Premises so sublet; provided, however, that no such "excess rent" shall be payable until Tenant shall have recovered therefrom the costs incurred by Tenant for brokerage commissions in conjunction with such subletting.

(b) In the event Tenant assigns this Lease, Tenant shall deliver to Landlord fifty percent (50%) of any "excess payment" (as such term is hereinafter defined) within thirty (30) days after Tenant's receipt thereof pursuant to such assignment. As used herein, **"excess payment"** shall mean the total consideration received by Tenant for such assignment of this Lease in excess of the amount of the Rent payable by Tenant hereunder; provided, however, that no "excess payment" shall be payable until Tenant shall have recovered therefrom the reasonable costs incurred by Tenant for brokerage commissions in conjunction with such assignment.

18.4 Permitted Transfers. Tenant shall give written notice to Landlord at least sixty (60) days prior to the effective date of any proposed assignment or sublease and shall provide Landlord in writing with full particulars concerning the proposed assignment or sublease, including the following: (i) the name and address of the proposed transferee and the names

of all persons and entities directly or indirectly controlling or under common control with the proposed transferee; (ii) true copies of the proposed form of assignment or sublease or other transfer documents and a full and complete description of any related transaction or agreement, including any sale of a business which includes or consists of that conducted from the Premises or a sale of some or all of the stock, assets or goodwill thereof, together with copies of existing, proposed or draft agreements and related documents; (iii) financial statements of the proposed transferee certified by an independent public accountant and prepared in accordance with generally accepted accounting principles applied on a consistent basis, together with such financial information as Landlord may reasonably request; (iv) a description of all monetary or other consideration to be received by Tenant in connection either with the assignment or sublease or with any other related transaction or agreement, including consideration relating to a sale of a business or its stock, assets or goodwill; (v) a resume of the business background and experience of the proposed transferee together with pertinent information concerning the licensing and credentials of the transferee and its contractors and employees; (vi) banking references and at least three business references for the proposed transferee; and (vii) such further information as Tenant deems pertinent or Landlord may reasonably request. Tenant shall pay to Landlord an administrative fee of Five Hundred and No/100ths Dollars ($500.00) plus the amount of all attorneys' fees and any other experts' fees (such as accountants) and other costs and expenses incurred by Landlord in connection with investigation or implementation of the proposal to assign or sublet. Landlord's consent to any proposed assignment or subletting shall not be construed as a consent to any further assignment or subletting, or as a modification or waiver of any term, provision or prohibition set forth in this Lease.

18.5 Conditions Precedent to Transfer. In the event that Landlord shall consent to a transfer, assignment, subletting, licensing or concession agreement, change in ownership, mortgage, or hypothecation of this Lease or Tenant's interest in and to the Premises, Tenant shall not permit the transferee to take possession of or use the Premises or have any interest in the business operated therefrom until (i) Tenant, the transferee and any guarantor or prior assignor shall have executed and delivered to Landlord all such assignment and assumption agreements, subleases, other documents affecting such transfer, consents or affirmances as Landlord may deem necessary, all in form and content satisfactory to Landlord, and (ii) Landlord shall have given its written consent to the assignment, sublease or other documents effecting such transfer. Any assignment and assumption agreement shall provide that the assigning Tenant will remain jointly and severally liable for the performance of the terms, covenants and conditions to be kept and performed by Tenant under this Lease and shall provide that the assignee expressly assumes such terms, covenants and conditions and will pay the full amount of adjustments to rents or charges which have been billed on an estimated basis, whether the adjustments relate to a period before or after the effective date of the assignment. Failure to first obtain in writing Landlord's consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, concession agreement or hypothecation from becoming effective.

18.6 No Release of Tenant. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment of the Lease or subletting of the Premises. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other such assignment of the Lease or subletting of the Premises. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer. Tenant's obligations shall continue notwithstanding any extension, modification or alteration of this Lease made by Landlord and the assignee or their respective successors or assigns, whether made with or without notice to or consent by Tenant, and notwithstanding further assignment, notwithstanding the bankruptcy, reorganization or insolvency of the assignee or its successors or assigns or any disaffirmance or abandonment of this Lease by any trustee or debtor in possession, and notwithstanding any waiver or indulgence which Landlord may grant any such assignee or any failure of Landlord to act with diligence in enforcing the obligations of Tenant hereunder or any discharge or release of any party obligated hereunder. Tenant hereby irrevocably assigns to Landlord all rent and other sums from any subletting of the Premises, and agrees that Landlord, as assignee and as Tenant's attorney-in-fact hereby created and authorized, or a receiver for Tenant appointed upon Landlord's application, may collect such rent and other sums and apply the same as provided in Article 22 upon Tenant's default; provided, however, that until the occurrence of any act of default by Tenant or subtenant, Tenant shall have the right to collect such sums. Landlord may at its election require as a condition to approval of a proposed sublease that the rent due pursuant to the sublease be paid directly to Landlord and that Landlord shall thereafter remit to Tenant any amount owed by Tenant hereunder.

18.7 Transfer of Ownership. If Tenant hereunder is a corporation whose stock is not publicly held and not traded through an exchange or over the counter (a "non-public corporation"), or is an unincorporated association, limited liability company or partnership, the transfer, assignment, or hypothecation (voluntarily, involuntarily or by operation of law) of any stock or interest in such corporation, association, limited liability company or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning and provisions of this Article 18. Further, the dissolution, merger, consolidation or other reorganization of such a non-public corporation or other entity or the sale or other transfer of forty-nine percent (49%) or more of the assets of such a non-public corporation or such other entity shall be deemed an assignment within the meaning and provisions of this Article 18. In addition, the dissolution of a partnership or limited liability company without its immediate reconstitution shall be deemed to be an assignment within the meaning of the provisions of this Article 18. Notwithstanding the foregoing provisions of this Article 18.7 to the contrary, the transfer of any stock or interest in any such corporation, association, limited liability company or partnership to Family Members (as defined below) for estate planning purposes (provided that the transferor of any such interest shall at all times retain all decision-making authority with respect to such transferred interest, including all voting and consent rights with respect thereto) shall not be deemed to be an assignment within the meaning of the provisions of this Article 18. For purposes of the immediately proceeding sentence, the **"Family Members"** shall mean the spouses, parents, children and grandchildren of the transferor of the referenced interest and any trust established for estate planning purposes for the benefit of such transferor or of any of the foregoing specified family members.

ARTICLE 19. SUBORDINATION TO SUPERIOR LIENS, QUIET ENJOYMENT, ATTORNMENT, OFFSET STATEMENTS.

19.1 Subordination of Lease to Restrictions and Other Superior Liens. Tenant hereby agrees that this Lease and Tenant's rights under this Lease are subject and subordinate to all existing and future ground or underlying leases, the lien of any existing and future mortgage or deed of trust, the Restrictions, any lease with a tenant occupying all or a portion of the buildings labeled as 5002, 5010, 5060 or 5090 Foothills Boulevard, as shown on the Site Plan attached to the Lease as Exhibit A, together with any renewals, extensions, amendments, modifications, consolidations, or replacements of the foregoing documents (each of which is hereinafter referred to as a **"Superior Lien"**) that now or at any subsequent time affects the Premises or any other portion of the Shopping Center. In addition, Tenant agrees to consent or subordinate to any subdivision map or parcel map that now or hereafter affects any portion of the Shopping Center, together with any modifications thereof. The foregoing provisions shall be self operative, and no further instrument of subordination or consent will be required in order to effect them. Nevertheless, Tenant will execute, acknowledge, and deliver to Landlord at any time, and from time to time, upon demand by Landlord, documents requested by Landlord or any holder of any Superior Lien to confirm or effect such subordination, or to confirm the attornment obligation set forth in Article 19.3 below, or which are otherwise necessary to further the intention of the parties under this Lease that this Lease be subject and subordinate to any Superior Lien [provided, however, that as a condition to such subordination of any future Superior Lien pursuant to such documents, the holder of such mortgage, deed of trust or the interest of any lease in which Landlord is the lessee shall agree in such subordination documents that so long as Tenant is not in default (beyond any applicable notice, grace, and cure period) in the payment of rent and the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease, such holder shall not disturb (subject to such customary exceptions as are required by such holder) any right to quiet enjoyment Tenant may have under this Lease, nor the right of Tenant to continue to occupy the Premises and to conduct business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease] and that Tenant will consent to the subdivision of the Shopping Center. If Tenant does not execute, acknowledge, or deliver any of those documents within twenty (20) days after written demand, Landlord, and its successors and assigns, will be entitled to execute, acknowledge, and deliver those documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver those documents on behalf of Tenant. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien on its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease or the date of the recording thereof. Tenant covenants and agrees to execute, acknowledge and deliver upon demand without charge therefor such further instrument (in recordable form) evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord, subject to the terms of this Article 19.

19.2 Quiet Enjoyment. So long as Tenant pays the Rent, and performs all of its obligations under this Lease, Tenant's possession of the Premises will not be disturbed by Landlord or Landlord's successors and assigns, subject to all the other terms and conditions of this Lease and upon recognizing any subsequent purchaser as Landlord, and subject to the provisions of any ground leases, mortgages, deeds of trust, Restrictions, or rights and rights of way of record (if any) as they presently exist or may be executed or modified from time to time.

19.3 Attornment. In the event that Landlord sells or transfers its interest in the Shopping Center, or in the event that any proceedings are brought for default under ground or any underlying lease, or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such transfer, foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided said purchaser expressly agrees in writing to be bound by the terms of the Lease.

19.4 Estoppel Certificate. Within five (5) days after Tenant opens for business or at anytime within ten (10) days after written request therefor by Landlord in the event that an estoppel certificate is required from Tenant upon any sale, assignment or hypothecation of the Premises or the land thereunder by Landlord or for any other reason, Tenant agrees to deliver in recordable form an estoppel certificate addressed to any such proposed mortgagee or purchaser or to Landlord certifying that (i) this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (ii) the amount of Minimum Monthly Rent and the date to which Minimum Monthly Rent and other monetary obligations hereunder have been paid in advance; (iii) the amount of any security deposited with Landlord; (iv) the Landlord is not in default hereunder or if Landlord is claimed to be in default, stating the nature of any claimed default; (v) the surface and subsurface soil and water of the Premises have not been contaminated by "hazardous wastes or substances" (as such term is defined in Article 7); and (vi) such other matters as Landlord may reasonably request. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that no more than one (1) month's Minimum Monthly Rent has been paid in advance, (c) that the amount of the security deposited with Landlord shall be as represented by landlord, and (d) that there are no uncured defaults in Landlord's performance.

ARTICLE 20. SIGNS; ADVERTISING.

All exterior signs installed by or at the expense of Tenant shall be subject to Landlord's prior written approval and shall comply with the sign criteria set forth in Exhibit E hereto. Landlord has the right to revise, modify and amend the sign criteria from time to time, without liability to Tenant whatsoever, and Tenant shall at its sole cost and expense cause its signs to at all times comply with such revisions, modifications and amendments to the sign criteria. All signs located in the interior of the Premises shall be in good taste so as not to detract from the general appearance of the Premises and the Shopping Center. No illuminated sign located in the interior of the Premises and which is visible from the outside shall be permitted without the prior written approval of Landlord. The hours of the lighting of the display windows within the Premises shall be from 10:00 a.m. until 11:00 p.m., unless otherwise approved in writing by Landlord. Tenant shall not have or acquire any

property right or interest in the name of the Shopping Center. Landlord reserves the right to change the name, title, or address of the Shopping Center or the address of the Premises at any time, and Tenant waives all claims for damages caused by any such change; provided, however, that Landlord shall reimburse Tenant for Tenant's actual and reasonable out-of-pocket costs incurred to reprint Tenant's letterhead, business forms and business cards used at the Premises to the extent necessary to replace then existing reasonable quantities of such items and provided that Tenant provides evidence of such costs and of the need for such replacement within thirty (30) days after Landlord makes any such change. No sign, decal or other material shall be applied to the windows of the Premises, except in accordance with the sign criteria set forth in Exhibit E attached hereto. Tenant shall use the name of the Shopping Center in which the Premises are located in all Tenant's advertising in connection with Tenant's business at the Premises and for no other purpose without Landlord's prior written consent.

ARTICLE 21. [Intentionally omitted.]

ARTICLE 22. DEFAULT AND DEFAULT REMEDIES.

22.1 Defaults by Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (a) Any failure by Tenant to pay Rent, or additional Rent, or any other monetary sums required to be paid hereunder at the time and in the manner provided in this Lease where such failure continues for three (3) business days after written notice thereof by Landlord to Tenant; (b) the abandonment or vacation of the Premises by Tenant (abandonment or vacation shall be deemed to include, but not be limited to, Tenant's failure to occupy and operate a business within the Premises for five (5) consecutive days) except for such closures of the Premises permitted under Article 7.4(a) above (so long as the Premises have not been abandoned); (c) a general assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency or bankruptcy act, or the appointment of a receiver (except a receiver appointed at the request of Landlord) to take possession of all or substantially all of the assets of Tenant; (d) a failure by Tenant to observe and perform any other provision of this Lease to be observed and performed by Tenant, where such failure continues for twenty (20) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said twenty (20)-day period, Tenant shall not be deemed to be in default if Tenant shall promptly within such period commence such cure and thereafter diligently prosecute the same to completion; provided further, however, Landlord in its sole discretion may require Tenant to deliver a bond, deposit funds or such other form of security device which may be necessary to protect the Premises, Landlord and/or the Shopping Center in the event such default cannot be cured within said twenty (20)-day period. Any such notice of default shall be in lieu of, and not in addition to, any notice required by law.

(a) Remedies. Landlord and Tenant agree as follows upon Landlord's remedies for any default by Tenant:

(i) In the event of any default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to terminate this Lease, then Landlord may recover from Tenant:

a. the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

b. the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

c. the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

d. any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

e. at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the law applicable in the state in which the Shopping Center is located.

(ii) The term **"Rent,"** as used herein, shall be deemed to be and to mean Minimum Monthly Rent, Percentage Rent (if any), and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all of the foregoing of which are deemed to be rent.

(iii) As used in subparagraphs (i)(a) and (b) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in subparagraph (i)(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(iv) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and/or at Landlord's option all of Tenant's fixtures, furniture, equipment, improvements, additions, alterations and other personal property, shall remain upon the Premises and in that event, and continuing during the length of such default, Landlord shall have the sole right to take exclusive possession of such property and to use it, without charge or payment of rent therefor,

until all defaults are cured or, at Landlord's option, at any time during the term of this Lease, to require Tenant to forthwith remove such property. The rights stated herein are in addition to the Landlord's rights described in Article 22.1(b) below.

(v) In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in subparagraph (iv) above, or shall take possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in subparagraph (i) above, Landlord may from time to time without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Premises. It is the intention of the parties that Landlord shall have the remedy described in California Civil Code Section 1951.4, which provides that a lessor may continue the Lease in effect after a lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations.

(vi) In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(vii) No re-entry or taking possession of the Premises or any other action shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

(b) Additional Rights of Landlord. In the event of termination of this Lease, or in the event of default but with no election by Landlord to terminate this Lease, Tenant shall remove all personal property to which it has the right to possession. All property of Tenant not removed shall, at the option of Landlord, become the sole property of Landlord. Tenant waives all rights to notice and all common law and statutory claims and causes of action which it may have against Landlord subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article. Tenant acknowledges Landlord's need to relet the Premises upon termination of this Lease or repossession of the Premises and understands that the forfeitures and waivers provided herein are necessary to aid such reletting and to prevent Landlord from incurring a loss for inability to deliver the property to a prospective tenant.

(i) [Intentionally Omitted.]

(ii) Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount is due, Tenant shall pay to Landlord a late charge equal to the greater of ten percent (10%) of such amount or $50.00. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

(iii) In the event that a late charge is payable hereunder, whether or not collected, for two (2) installments of Minimum Monthly Rent in any one calendar year, then the Minimum Monthly Rent and/or all other charges hereunder shall, at Landlord's election by written notice to Tenant, become due and payable quarterly in advance, rather than monthly, notwithstanding any other provision of this Lease to the contrary. In the event of any check from Tenant to Landlord is dishonored or returned for insufficient funds, then Landlord may require that for one (1) year thereafter that all payments made by Tenant to Landlord shall be by money order or cashier's check.

(iv) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder.

(v) The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Landlord might otherwise have in the event of breach or default, and the exercise of any right or remedy by Landlord shall not in any way impair its right to any other right or remedy.

(vi) The waiver of Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the

time of acceptance of such Rent. No covenant, term, or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord.

22.2 Rights and Obligations Under the Bankruptcy Code.

(a) Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor in possession, and any trustee who may be appointed agree as follows: (1) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (2) to pay monthly in advance on the first day of each month a reasonable compensation for use and occupancy of the Premises an amount equal to all Minimum Monthly Rent, and Percentage Rent (if any) and other charges otherwise due pursuant to this Lease; and (3) to reject or assume this Lease within sixty (60) days of the filing of such petition under any chapter of the Bankruptcy Code; and (4) to give Landlord at least forty-five (45) days' prior written notice of any abandonment of the Premises (any such abandonment to be deemed a rejection of this Lease); and (5) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; and (6) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (7) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

(b) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (1) the cure of any monetary defaults and the reimbursement of pecuniary loss prior to such assumption and/or assignment, which pecuniary loss shall include, but not be limited to, any attorneys' fees and costs incurred by Landlord; and (2) the deposit of an additional sum equal to three (3) months Minimum Monthly Rent to be held pursuant to the terms of Article 5 of this Lease; and (3) the use of the Premises as set forth in Article 7 of this Lease and the quality, quantity and/or lines of merchandise of any goods or services required to be offered for sale shall remain unchanged; and (4) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee must demonstrate in writing that it has sufficient background including, but not limited to, substantial retailing experience in shopping centers of comparable size and the financial ability to operate a retail establishment in the Premises in the manner contemplated by this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; and (5) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (6) the Premises, at all times, remains a single store and no physical changes of any kind may be made to the Premises unless in compliance with the applicable provisions of this Lease.

(c) No default under this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

(d) It is understood and agreed that this is a Lease of real property in a shopping center as such a lease is described in Section 365(b)(3) of the Bankruptcy Code.

22.3 Default by Landlord. In the event Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice, then in that event Landlord shall be responsible to Tenant for any and all damages sustained by Tenant as a result of Landlord's breach. Tenant agrees, however, that any damages arising out of a money judgment against Landlord shall be satisfied only out of Landlord's estate in the Shopping Center and neither Landlord nor any partner, co-venturer, co-tenant, officer, director, employee, agent or representative of Landlord shall have any personal liability whatsoever with respect to any such judgment. Tenant hereby waives, to the extent waivable under law, any right to satisfy said money judgment against Landlord or any partner, co-venturer, co-tenant, officer, director, employee, agent or representative of Landlord except from Landlord's estate in the Shopping Center. In no event shall Tenant have the right to terminate this Lease as the result of Landlord's default, it being agreed that Tenant's remedies shall be limited to money damages and injunctive relief.

22.4 Mortgagee Protection. If the Premises or any part thereof are at any time subject to a first mortgage or a first deed of trust and this Lease or the rentals due from Tenant hereunder are assigned to such mortgagee, trustee or beneficiary (called "Assignee" for purposes of this Article only) and Tenant is given written notice thereof, including the post office address of such Assignee, then Tenant shall give written notice to such Assignee, specifying the default in reasonable detail, and affording such Assignee a reasonable opportunity to make performance for and on behalf of Landlord. If and when the said Assignee has made performance on behalf of Landlord, such default shall be deemed cured.

ARTICLE 23. WAIVER OF CALIFORNIA CODE SECTIONS.

Tenant waives the provisions of Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Premises, Civil Code Sections 1932(1), 1941 and 1942 with respect to Landlord's repair duties and Tenant's right of repair, and Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises for public or quasi-public use by statute, by right of eminent domain, or by purchase in lieu of eminent domain, and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473, 1174(c) and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the Premises for any reason. This waiver applies to future statutes enacted in addition or in substitution to the statutes specified herein, and this waiver shall apply even though Tenant may be the subject of a voluntary or involuntary petition in bankruptcy.

ARTICLE 24. GENERAL PROVISIONS.

24.1 Other Tenancies in the Shopping Center. It is agreed that this Lease contains no restrictive covenants or exclusives in favor of Tenant, except as otherwise set forth in Exhibit D to this Lease. Landlord reserves the absolute right to effect such other tenancies in the Shopping Center as Landlord, in the exercise of its sole business judgment, shall determine. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall during the term of this Lease occupy any space in the Shopping Center. Accordingly, any reference to any specific tenant(s) that may be shown within the Site Plan(s) attached to this Lease is not a representation by Landlord as to the presence of any specific tenant or number or types of tenants within the Shopping Center.

24.2 Transfer of Landlord's Interest. In the event of a sale or conveyance by Landlord of Landlord's interest in the Premises or the Shopping Center, other than a transfer for security purposes only, and after the date specified in any notice of transfer, Landlord shall be relieved from all obligations and liabilities accruing thereafter on the part of Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all Landlord's obligations hereunder are assumed in writing by the transferee.

24.3 Captions; Attachments; Defined Terms.

(a) The captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any article or section of this Lease.

(b) Exhibits attached hereto, and addenda and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

(c) The words **"Landlord"** and **"Tenant,"** as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant shall be joint and several; as to a Tenant consisting of husband and wife, the obligations shall extend individually to their sole and separate property as well as community property. The term "Landlord" shall mean only the owner or owners at the time in question of the fee title or of a tenant's interest in a ground lease of the Premises or the Shopping Center. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

24.4 Notice. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served, and shall not be deemed to have been duly given or served, unless in writing and served personally or forwarded by certified or registered mail or reputable courier service which provides written proof of delivery, addressed to the addresses of the parties specified in Article 1 hereof. Either party may change such address by written notice sent to the other in the manner aforementioned.

24.5 Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

24.6 Attorneys' Fees; Costs of Suit.

(a) If either party hereto commences any action or proceeding against the other party hereto arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party in such action or proceeding and in any appeal in connection therewith shall be entitled to have and recover from the unsuccessful party reasonable attorneys' fees, court costs, expenses (including without limitation experts' fees) and other costs of investigation and preparation. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such attorneys' fees, court costs, expenses (including without limitation experts' fees) and other costs of investigation and preparation shall be included in and as a part of such judgment. For the purpose of this Article 24.6(a), "prevailing party" includes (but is not limited to) a party which agrees to dismiss an action or proceeding on the other party's payment of substantially the sums allegedly due or performance of substantially the covenants allegedly breached, or which otherwise obtains substantially the relief sought by such party.

(b) Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Landlord in or in connection with such litigation.

24.7 Time; Joint and Several Liability. Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity.

24.8 Binding Effect; Choice of Law. The parties hereto agree that all the provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to Article 24.2 hereof, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

24.9 Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

24.10 Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

24.11 Holding Over. If after the expiration of the term of this Lease, Tenant or anyone claiming under Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month-to-month only, upon all of the provisions of this Lease (except Term and Minimum Monthly Rent), but the Minimum Monthly Rent payable by Tenant shall be increased to one hundred twenty-five percent (125%) of the Minimum Monthly Rent payable by Tenant at the expiration of the term of this Lease. Such Minimum Monthly Rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month-to-month tenancy, it shall give the other party not less that thirty (30) days' advance written notice of the date of termination.

24.12 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease.

24.13 Brokerage Fees. Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except as noted in Article 1. Tenant shall indemnify and hold Landlord harmless from any costs, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

24.14 Specific Performance. Landlord shall have the right, in addition to its other remedies and means of redress provided by this Lease and by law, to obtain specific performance of any and all covenants or obligations of Tenant to be kept and performed under this Lease.

**24.15 Resolution of Disputes. Landlord and Tenant desire to resolve quickly and efficiently any disputes that might arise between them arising out of or relating to this Lease. For any controversy, claim or judicial action arising out of or relating to this Lease or any related agreement, transaction or conduct, whether sounding in contract, tort or otherwise:**

**(a) Judicial Reference. Where an action is pending before a court of any judicial district of the State of California, Landlord and Tenant shall each have the right to require that all questions of fact or law be submitted to general reference pursuant to California Code of Civil Procedure Section 638 et seq., and any successor statutes thereto.**

**(i) A single referee who is a retired superior court judge shall be appointed by the court pursuant to Code of Civil Procedure Section 640 and shall preside over the reference proceeding. If Landlord and Tenant do not agree upon the referee, each of them may submit to the court up to three nominees who are retired superior court judges.**

**(ii) If Landlord and Tenant do not agree on how the payment of the referee's fees and expenses will be shared, the court may apportion such fees and expenses between Landlord and Tenant in a fair and reasonable manner that is consistent with Code of Civil Procedure Section 645.1.**

(iii) Landlord and Tenant shall be entitled to discovery, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge.

(iv) The referee's statement of decision shall contain written findings of fact and conclusions of law, and the court shall enter judgment thereon pursuant to Code of Civil Procedure Sections 644(a) and 645. The decision of the referee shall then be appealable as if made by the court.

No provision of this Article 24.15 shall limit the right of any party to exercise self-help remedies, to foreclose against or sell any real or personal property collateral or to obtain provisional or ancillary remedies, such as injunctive relief or appointment of a receiver, from a court of competent jurisdiction before, after, or during the pendency of any reference proceeding. In addition, notwithstanding anything to the contrary contained in this Article 24.15, no provision of this Article 24.15 shall be deemed to limit or restrict (1) the right of Landlord to exercise any unlawful detainer rights pursuant to California Code of Civil Procedure Section 1161, et seq. (or any successor statute thereto or other applicable law), and obtain a judgment thereunder (it being agreed that the provisions of this Article 24.15(a) shall not apply to the exercise of any unlawful detainer rights by Landlord) or (2) the rights or remedies used by Landlord to gain possession of the Premises or to terminate Tenant's right of possession to the Premises. The exercise of a remedy does not waive the right set forth in this Lease of either party to resort to reference.

(b) Jury Trial Waiver. In any action pending before any court of any jurisdiction with respect to any such controversy, claim or action, Landlord and Tenant each waive any right it may have to a jury trial.

24.16 Jurisdiction and Venue. Landlord and Tenant agree that the courts of the state where the Shopping Center is located shall have jurisdiction over the Landlord and Tenant in any actions arising under or relating to this Lease. Venue shall be the county in which the Shopping Center is located.

24.17 No Partnership. It is agreed that nothing contained in this Lease shall be deemed or construed as creating a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debt or obligations of Tenant, or any other party.

24.18 Nondiscrimination. Tenant herein covenants as follows by and for Tenant, Tenant's heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon the subject to the following conditions: There shall be no discrimination against or segregation of any person or group of persons on account of race, sex, color, creed, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, nor shall Tenant, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants or vendees in the Premises herein leased.

24.19 Corporate Authority. If Tenant or Landlord is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

24.20 Interest on Past Due Obligations. Any amount due from Tenant to Landlord hereunder which is not paid within thirty (30) days after such amount is due (including, without limitation, amounts due as reimbursement to Landlord for costs incurred by Landlord in performing obligations of Tenant hereunder) shall bear interest at the highest rate then allowed under the usury laws of the state in which the Shopping Center is located from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

24.21 No Reservation of Premises. Neither the negotiation of the terms of this Lease nor the submission thereof for examination or signature shall constitute a reservation of the Premises or any space within the Shopping Center, or any option to lease, or an agreement to enter into a lease, and this instrument shall not be effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

24.22 Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder, do not have a measurable negative impact on the business of Tenant operated at the Premises, or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

24.23 Tenant's Remedies. Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or by implication obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

24.24 Public Transportation Information. Tenant shall establish and maintain during the term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Shopping Center, staggering working hours of employees, and

encouraging use of such facilities, all at Tenant's sole reasonable cost and expense. Tenant shall comply with all requirements of any local transportation management ordinance.

24.25 Light, Air and View. No diminution of light, air, or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder. Noise, dust or vibration or other incidents to new construction of improvements in the Shopping Center or adjacent lands, whether or not owned by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

24.26 Accord and Satisfaction; Application of Delinquent Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease. No endorsement on any check nor any letter accompanying any check or payment of Rent or partial payment thereof, shall prevent Landlord from treating such payment as on account of the earliest delinquent sum owed Landlord, and Tenant waives the benefit of any contrary court decision or statute (including, without limitation, Civil Code Section 1479).

24.27 Financial Statements. Tenant shall, within ten (10) days after written notice from Landlord, deliver to Landlord such financial statements as Landlord may reasonably require from time to time to verify the financial condition of Tenant or any assignee, subtenant or guarantor of Tenant. In addition, Tenant shall deliver to any mortgagee or prospective mortgagee of Landlord any financial statements required by the mortgagee to facilitate the financing or refinancing of the Premises, or any other portion of the Shopping Center. Tenant represents and warrants that all financial statements, records and information furnished or to be furnished by Tenant to Landlord in connection with this Lease (whether furnished prior to or after the execution of this Lease and whether or not furnished pursuant to this Article) are true, correct and complete in all respects and Landlord, any mortgagee or prospective mortgagee, or any purchaser or prospective purchaser of Landlord's interest in the Shopping Center may rely on such financial statements, records and information. Except as may otherwise be provided in the forgoing provisions of this Article 24.27, Landlord shall maintain as confidential any financial statements of Tenant delivered by Tenant to Landlord under this Article 24.27 which Tenant designates as confidential; provided that financial statements which are obtainable from public records need not be kept confidential; and provided further, Landlord shall have the right to disclose the contents of such financial statements (a) to actual or potential purchasers, lenders or investors of Landlord with respect to the Shopping Center (and their and Landlord's respective employees, agents, contractors, consultants, attorneys, accountants, representatives, partners and assignees), (b) when ordered to do so by legal authority, (c) when Landlord determines that Landlord may have a legal obligation to do so, (d) in connection with enforcement of this Lease or any guaranty, and/or (e) in connection with any dispute with Tenant or any guarantor to the extent Landlord believes such disclosure is reasonably required to properly resolve such dispute. In addition, Landlord shall have the right to make such financial statements and the other contents of its files available to law enforcement or other governmental agencies upon request where such disclosures are required by law.

24.28 No Construction Against Drafter. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. If the parties delete any provision appearing in the original draft of this Lease, this Lease will be interpreted as if the deleted language were never a part of this Lease.

24.29 Entire Agreement. THIS INSTRUMENT ALONG WITH ANY EXHIBITS AND ATTACHMENTS HERETO CONSTITUTES THE ENTIRE AGREEMENT BETWEEN LANDLORD AND TENANT RELATIVE TO THE PREMISES AND THIS AGREEMENT AND THE EXHIBITS AND ATTACHMENTS MAY BE ALTERED, AMENDED OR REVOKED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY BOTH LANDLORD AND TENANT. IT IS UNDERSTOOD THAT THERE ARE NO ORAL AGREEMENTS OR REPRESENTATIONS BETWEEN THE PARTIES HERETO AFFECTING THIS LEASE, AND THIS LEASE SUPERSEDES AND CANCELS ANY AND ALL PREVIOUS NEGOTIATIONS, ARRANGEMENTS, BROCHURES, AGREEMENTS, OR REPRESENTATIONS AND UNDERSTANDINGS, IF ANY, BETWEEN THE PARTIES HERETO OR DISPLAYED BY LANDLORD TO TENANT WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND NONE THEREOF SHALL BE USED TO INTERPRET OR CONSTRUE THIS LEASE. THERE ARE NO OTHER REPRESENTATIONS OR WARRANTIES BETWEEN THE

PARTIES OR THE PARTIES AND THEIR AGENTS OR REPRESENTATIVES AND ALL RELIANCE WITH RESPECT TO REPRESENTATIONS IS SOLELY UPON THE REPRESENTATIONS AND AGREEMENTS CONTAINED IN THIS DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Lease to be effective as of the date of execution hereof by Landlord.

**LANDLORD:**

**ROSEVILLE FOOTHILL AND JUNCTION, L.P.,** a California limited partnership

By: The Brent M. Stone Separate Property Trust Dated October 17, 1996

Its: General Partner

By: [signature]
Jamie Brent Stone
Title: Co-Trustee

By: [signature]
Matthew Webster Stone
Title: Co-Trustee

By: [signature]
Abbie Caroline Stone
Title: Co-Trustee

**TENANT:**

**STEVE'S PIZZA, INC.,** a California corporation

By: [signature]

Name: John Creed

Its: President

By: [signature]

Name: ____________________

Its: Secretary

**PASSPORT RESTAURANTS, INC.,** a Texas corporation

By: [signature]

Name: Christopher L. Thomas

Its: President

By: ____________________

Name: ____________________

Its: Secretary

**EXHIBIT A**

**SITE PLAN OF SHOPPING CENTER**


FOOTHILL JUNCTION SHOPPING CENTER
ROSEVILLE, CALIFORNIA 95747
SITE PLAN
5040 Foothills Blvd.
5060 Foothills Blvd.
5070 Foothills Blvd.
5080 Foothills
5090 Foothills Blvd.
5098 Foothills Blvd.
5030 Foothills Blvd.
5020 Foothills Blvd.
5010 FOOTHILLS BLVD
5002 FOOTHILLS BLVD
ALBERTSON'S
GISELLE'S
PATELCO
NAIL SALON
DENTIST
DIAMOND PLATE
BASKIN ROBBINS
PAPA MURPHY'S
HOLLYWOOD VIDEO
NVS TANS
TREND CUTS
OPTOMETRIST
CHIROPRACTOR
EXPRESS WIRELESS
LONGS
TOGO'S
UPS STORE
CLEANERS
KOBRA PROPERTIES
TACO BELL
JUNCTION BLVD.
FOOTHILLS BLVD.

EXHIBIT A-1

LICENSE AREA


Front Door
25'
License Area
39'
Mop Sink
HW
Back Room Area
Hand Sink
Storage Closet
Bath Room 4.5'x5'
Bath Room 4.5'x5'
Back Door
Bac

**EXHIBIT B**

**CONSTRUCTION PROVISIONS**

PREFACE

This Exhibit B describes the obligations of the Landlord and the Tenant for the design and construction of the Premises. Each term used in this Exhibit, which is defined in the main body of the Lease, shall have the same meaning when used herein.

The work described in Section "A" and "B" will be performed by Landlord at Landlord's expense. The work described in Section "D" will be performed by the Landlord at Tenant's expense.

The work described in Section "C" will be performed by Tenant at Tenant's expense and shall be completed in accordance with Tenant's Final Plans as approved by Landlord.

Landlord will coordinate its work with the Tenant's work insofar as the schedule and prudent construction practice will allow. To insure mutual cooperation of Landlord's and Tenant's contractors, Landlord will assign one or more Tenant Coordinators to assist Tenant in Tenant's design and construction work.

In order to insure an orderly and aesthetically coordinated storefront and design, plans and drawings for same shall be submitted to landlord for approval as described under Section "E," "Procedure."

SECTION "A" - [Intentionally Omitted]

SECTION "B" - WORK BY LANDLORD IN PREMISES

Landlord is not obligated to and shall not make any improvements to the Premises in addition to those improvements in existence as of the date of the execution of the Lease and Tenant understands and acknowledges that the Premises are leased without any further improvements or alterations thereto in an "AS-IS" condition, but broom-clean. Tenant has had an opportunity to inspect the Premises and to have its architects, engineers, or other consultants inspect the Premises. Tenant, pursuant to its inspection of the Premises, has found the Premises' current state of repair, condition and maintenance without further improvements by Landlord to be sufficient for Tenant's use. Tenant agrees that, by taking possession of the Premises, it is acknowledging that the Premises and all systems serving the Premises (including, without limitation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, utility and plumbing) are in good working order and repair. In the event of any inconsistency between this Section B of this Exhibit B, and any other provision of the Lease to which the Exhibit B is attached, the provisions of this Section B of this Exhibit B shall govern.

All existing leasehold improvements, as well as any alterations, additions or improvements to the Premises performed by Tenant shall be deemed to be "Tenant's Work" for the purposes of the Lease and shall be insured by Tenant in accordance with Article 14.1(b) of the Lease, and the repair and maintenance of the same shall be the responsibility of Tenant pursuant to Article 9 of the Lease, and the restoration of the same following a casualty shall be the responsibility of Tenant pursuant to Article 15.3 of the Lease.

SECTION "C" - WORK BY TENANT IN PREMISES

All work by Tenant in the Premises shall be performed by contractors approved in advance of Landlord. As one of the conditions for approval, Landlord may require the contractor and all subcontractors to procure payment and performance bonds naming Landlord as a dual obligee.

1. Utilities by Tenant: Tenant shall directly arrange for and procure at Tenant's expense.

    (a) All building, plumbing, occupancy and other required permits, and furnish copies to the Landlord not later than five (5) days prior to commencement of Tenant's construction.

    (b) Telephone service through empty conduit from Landlord's equipment room to the Premises.

    (c) All required utility meters and fees. Tenant is responsible for contacting the utility company to arrange service at Tenant's expense, even if an existing meter is in place.

    (d) Connection to the Landlord - installed utilities.

2. Non-Combustible Construction:
All Tenant construction shall be non-combustible. Treated, fire resistant wood will be permitted where approved by the jurisdictional authorities.

3. Temporary Services:

In the event permanent services are not made available to Tenant for and during construction, including lighting power, and water (but excluding any and all power for use in heating or air conditioning the Premises), temporary services may be obtained, at the Tenant's expense, from Landlord at cost, the amount being payable to Landlord by Tenant on demand.

4. Signs:

Tenant is responsible for the supply and installation of all signage at Tenant's expense in compliance with the Sign Criteria attached to the Lease as Exhibit E. Tenant will be responsible for preparing and submitting sign plans and specifications to the Landlord for approval.

5. Other Work:

All other work not included in Landlord's Work.

6. Discipline and Coordination:

Tenant shall enforce strict discipline and good order among the employees of Tenant's contractors and subcontractors. Tenant and its representatives shall not interfere with Landlord or Landlord's contractor in completing the work required of Landlord under this Exhibit B and Tenant and its representatives shall be subject to all directives of Landlord and Landlord's contractors as well as the use of the Shopping Center's common areas, truck loading areas and other facilities. Tenant expressly agrees that its contractors shall not play radios, smoke cigarettes, leave trash in the common areas or park their motor vehicles or trailers in any portion of the Shopping Center's parking lot, except in the area designated by Landlord for such vehicles. Prior to the commencement of any construction in the Premises, Tenant shall provide Landlord's representative a proposed work schedule for Tenant's contractors, which schedule shall be subject to Landlord's reasonable approval. Landlord shall not be obligated to coordinate the scheduling of the construction of its work under this Exhibit B with that performed by Tenant's contractors and subcontractors, and Tenant shall be responsible for any increase in cost incurred by Landlord by reason of interference from Tenant's contractors and subcontractors.

7. Character of Employees:

Tenant shall not employ any unfit person or anyone not skilled in the work he is performing, or any workman that is incompatible with the work force or who will cause, or whose presence will cause labor disputes.

8. Cleaning of Premises:

Tenant shall maintain the Premises in a clean and orderly condition during construction and merchandising. Tenant shall promptly remove all unused construction materials, equipment, shipping containers, packaging, debris, and flammable waste from the Shopping Center. Tenant shall contain all construction materials, equipment, fixtures, merchandise, shipping containers and debris within the Premises. The common exterior areas of the Shopping Center shall be clear of Tenant's equipment, merchandise, fixtures, refuse and debris at all times. Trash storage within the Premises shall be confined to covered metal containers. Landlord shall have the option, but not the obligation, to cure any breach by Tenant of this Paragraph 8, in which event any sum expended by Landlord in curing such breach, together with interest thereon at the maximum lawful rate, and an administrative fee equal to ten percent (10%), shall be paid by Tenant to Landlord within ten (10) days after receipt of an invoice from Landlord.

9. Violations:

In the event the Tenant is notified of any violations of codes, ordinance regulations, requirements or guidelines, either by the jurisdictional authorities or by the Landlord, Tenant shall, at its expense, correct such violations within such ten (10) calendar days after such notification; provided, however, that the nature of the violation is such that the same cannot reasonably be cured within such ten (10)-day period, Tenant shall promptly within such period commence such cure and thereafter diligently prosecute the same to completion, provided the correction of such violation shall, in no event, extend beyond the deadline upon which such violation must be corrected pursuant to the applicable jurisdictional authority(ies) (or any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated), and in no event shall the deadline set forth in the Lease for Tenant to complete its work within the Premises and to open for business be delayed by any such violation or the time required to cure any such violation.

10. Trash Removal:

Tenant is responsible for the removal of all trash and debris at Tenant's Premises. Trash storage within the Premises shall be confined to covered metal containers.

11. Insurance:

Contractors or subcontractors utilized by Tenant for any building construction or improvement work shall provide evidence of workers compensation coverage; and general liability coverage bearing limits of not less than $1,000,000 per occurrence and $2,000,000 aggregate naming Landlord as an additional insured.

12. Damage to Shopping Center:

Tenant shall be responsible for paying Landlord the cost of repairing any damage to the Shopping Center caused by the acts or omissions of Tenant or Tenant's contractors or subcontractors.

SECTION "D" - WORK BY LANDLORD IN PREMISES AT TENANT'S EXPENSE

1. Roof Openings:
Any roof opening required by Tenant and approved by Landlord, will be performed by Landlord's roofing contractor. Such openings will include supporting structures, angles, curbs, flashings, ducts, vents and grills. Landlord may refuse to approve any openings which, in Landlord's judgment, exceed the capability of the structural system.

SECTION "E" - PROCEDURE

1. Tenant Coordinator:
Landlord's Tenant Coordinator shall be responsible for the review of each Tenant's Design Drawings and Final Plans. All questions pertaining to the design and construction of Tenant's Premises and all plan submittals shall be directed to the Tenant Coordinator.

2. [Intentionally omitted.]

3. Store Plans:
Tenant shall supply Landlord with four (4) sets of store plans and specifications. These plans should include store-front elevations, reflected ceiling plan, interior layout and finish, plumbing plans and mechanical and electrical plans, and should be submitted for approval within thirty (30) days after execution of the Lease. These plans shall be prepared at a scale of 1/4 inch equals 1 foot. On or before ten (10) business days after receipt of such plans, Landlord shall return to Tenant such plans marked either "approved" or "disapproved." If they are marked "disapproved," Landlord shall also note Landlord's reasons for such disapproval.

4. Sign Plans:
Tenant shall supply Landlord with four (4) sets of signage plans for approval. The scale of the signage plans should be 1/4 inch equals 1 foot. Tenant shall comply with the Sign Criteria attached to the Lease as Exhibit E. On or before ten (10) business days after receipt of such plans, Landlord shall return to Tenant such plans marked either "approved" or "disapproved." If they are marked "disapproved," Landlord shall also note Landlord's reasons for such disapproval.

5. Final (Revised) Plans:
If the store plans shall have been marked "disapproved" by Landlord, the Final Plans shall incorporate any revisions to the store plans required to satisfy Landlord's reason for disapproval of the store plans. On or before twenty (20) days after receipt of the Final Plans, Landlord shall return to Tenant the Final Plans, marked either "approved" or "disapproved." If they are marked "disapproved," Landlord shall also note their reasons for such disapproval, and Tenant shall, on or before ten (10) days after receipt of such "disapproved" Final Plans, correct any deficiencies noted by Landlord and resubmit the corrected Final Plans to Landlord. Tenant's Work shall be performed only in accordance with the approved plans. Landlord's approval of the Final Plans or any other plans shall not constitute any representation as to the adequacy, efficiency, or desirability of such plans, or that the Premises, once constructed, will comply with all laws, it being acknowledged that it shall be Tenant's responsibility for ensuring that the Final Plans comply with all laws and regulations. Tenant shall pay Landlord all reasonable costs incurred by Landlord in having Tenant's plans reviewed by a professional (such as a structural engineer); at Landlord's option, Tenant shall deposit with Landlord the estimated cost of such review, it being agreed that any surplus shall be returned to Tenant.

6. List of Tenant's Contractors:
Tenant shall furnish Landlord with a list of contractors (including their license numbers) Tenant intends to use or construct his Premises, and if requested by Landlord, references from reputable sources verifying the competence of such contractors. Landlord shall reserve the right to approve or disapprove any and all of said contractors.

7. Tenant's Work:
Forthwith following the substantial completion of Landlord's Work as specified in Section "B," Tenant shall commence Tenant's Work and diligently and continually proceed to complete the Premises in accordance with the approved Final Plans and permit Landlord to commence the work specified in Section "D" hereof.

8. Permits:
Tenant shall obtain all necessary permits from the jurisdictional authority and forward as copy of all the permits to the Landlord prior to its and Landlord's start of work in the Premises.

9. Certificate of Occupancy:
Tenant shall secure, and provide Landlord with a copy of, an occupancy permit from the jurisdictional authorities in sufficient time to allow Tenant to open the Premises in accordance with the opening requirements of this Lease.

10. Temporary Storefront:
If Tenant's Work is not completed within the time required by this Lease (or, in any event, is not completed on the Grand Opening Date), Landlord may, at Tenant's expense, install a temporary storefront or barricade.

11. Landlord's Work is limited to that required of Landlord by this Exhibit B and Tenant shall be required to make all improvements to the Premises in accordance with Tenant's Final Plans, as approved by Landlord.

12. Tenant shall provide Landlord with copies of Certificate of Insurance and Competency from all contractors and subcontractors.

13. Tenant shall condition all payments to all persons providing labor or materials to the Premises upon receipt of duly executed waivers and releases of liens, and within two (2) days after Landlord's request, shall provide Landlord copies of all such waivers and releases. Tenant shall provide Landlord with a final waiver and release of liens from all contractors, subcontractors and materialmen within ten (10) working days of completion of work prior to final acceptance by Landlord.

SECTION "F" - EFFECT OF TENANT DELAY

Tenant acknowledges that time is of the essence with regard to its obligations under this Exhibit B. Notwithstanding Paragraph 3.1 or any other provision of the Lease to the contrary, in the event the completion of Landlord's Work is delayed by reason of any Tenant Delay (as defined below), the Commencement Date (and Tenant's obligation to pay rent) shall be deemed to have occurred as of the date that Landlord would have completed Landlord's Work but for such Tenant Delay. Each of the following shall be deemed as Tenant Delay:

(a) Tenant's failure to timely submit to Landlord any plans required by this Exhibit B;

(b) Tenant's failure to timely apply for or receive governmental permits for Tenant's Work;

(c) Tenant's failure to timely complete any of Tenant's Work;

(d) Any other act or omission by Tenant or Tenant's contractors, subcontractors, architects, agents or employees that delays the completion of Landlord's Work.

SECTION "G" - TENANT IMPROVEMENT ALLOWANCE

1. Landlord agrees to pay Tenant a sum (the "**Allowance**") not to exceed $9,000 on account of Construction Costs (as defined below). Such payment of the Allowance to Tenant shall be in the form of a credit to the Rent that is first due and payable after the conditions to the payment of the Allowance set forth in this Section G have been satisfied in all respects and to the Rent due thereafter until the entire Allowance that is payable pursuant to this Section G has been exhausted by such credit. Landlord shall pay the Allowance to Tenant in the form of such credit to Rent at such time as Tenant shall have fully satisfied all of the following conditions in all respects:

(a) Tenant shall not be in breach of any of its obligations set forth in the Lease or any of the Exhibits to the Lease;

(b) Tenant shall have provided Landlord with final unconditional waiver and release of liens from all contractors, subcontractors and materialmen for all of Tenant's Work indicating the waiver and release (without any exceptions) of all rights to mechanic's liens, stop notices and any right against any labor and material bond, all in the form required by California Civil Code Section 3262 and otherwise completed and in such form as is reasonably satisfactory to Landlord and any mortgagee of Landlord;

(c) All of Tenant's Work shall have been substantially completed in strict compliance with the requirements of the Lease, including this Exhibit;

(d) Tenant shall have provided Landlord with the itemized invoices for the Construction Costs and such other proof as is reasonably required by Landlord to prove the total amount of the Construction Costs;

(e) Upon completion of Tenant's Work, Tenant shall record a Notice of Completion (in such form as is required by statute to commence the shortest period for filing of mechanic's liens) in the office of the County Recorder for the county within which the Premises are located;

(f) At least one hundred fifteen (115) days shall have elapsed from the completion of Tenant's Work and the recordation of the referenced Notice of Completion in the office of the County Recorder for the county within which the Premises are located; provided, however, that such one hundred fifteen (115)-day period shall be reduced to forty-five (45) days if Tenant provides evidence acceptable to Landlord that Tenant has complied in all respects with Civil Code Section 3259.5 (including the requirement for timely notice to certain parties of the recordation of the above-referenced Notice of Completion) so as to avoid the extension (due to the failure to comply with such Section 3259.5) of the period for filing mechanic's liens; and

(g) Tenant shall have opened for business within the Premises pursuant to a valid certificate of occupancy.

2. As used herein, the term "**Construction Costs**" are limited to reasonable payments to contractors, subcontractors and materialmen for labor and materials with respect to the performance of Tenant's Work, which shall be performed in strict compliance with the terms of the Lease, including, without limitation, this Exhibit. Accordingly, notwithstanding anything to the contrary contained in the Lease or this Exhibit, nothing set forth in the Lease or this Exhibit shall affect any obligation that Tenant has under the Lease or this Exhibit to obtain the consent of Landlord to perform Tenant's Work or otherwise construct any alterations or improvements within the Premises. Construction Costs shall not include, however, the fees of attorneys, architects, engineers, surveyors, or others performing professional services, the cost of insurance and bonds, and fees for building permits, licenses and inspections. If the Construction Costs are less than the Allowance, Tenant shall not be entitled to any payment or credit for such excess amount. Notwithstanding anything herein to the contrary, Landlord may deduct from the Allowance any amounts then due Landlord under the Lease or this Exhibit prior to disbursing any other

portion of the Allowance to Tenant in the form of a credit to future Rent at that time pursuant to the foregoing provisions of this Section G. Notwithstanding anything to the contrary contained in the Lease or this Exhibit, Landlord shall have no obligation to pay the Allowance to Tenant or otherwise credit or apply the Allowance in favor of Tenant (and Tenant shall have no other rights to the Allowance) unless all of Tenant's Work is performed and completed prior to the date that is one hundred eighty (180) days after the Commencement Date.

**LANDLORD:**

**ROSEVILLE FOOTHILL AND JUNCTION, L.P.**, a California limited partnership

By: The Brent M. Stone Separate Property Trust Dated October 17, 1996

Its: General Partner

By: [signature]
Jamie Brent Stone
Title: Co-Trustee

By: [signature]
Matthew Webster Stone
Title: Co-Trustee

By: [signature]
Abbie Caroline Stone
Title: Co-Trustee

**TENANT:**

**STEVE'S PIZZA, INC.**, a California corporation

By: [signature]

Name: ______

Its: President

By: [signature]

Name: ______

Its: Secretary

**PASSPORT RESTAURANTS, INC.**, a Texas corporation

By: [signature]

Name: Christopher R. Thomas

Its: President

By: ______

Name: ______

Its: Secretary

# EXHIBIT C

## RULES AND REGULATIONS

Tenant agrees to the establishment of, and shall abide by, the following Rules and Regulations established for the operation of the Shopping Center pursuant to Article 17.2 of the Lease:

1. All deliveries and garbage collection shall be made by means of the perimeter road serving the rear of the Premises.

2. Except as otherwise approved by Landlord in writing, the minimum hours of business during which Tenant shall be open, as provided in Article 7.4(b) of the Lease, shall be from 10:00 a.m. to 6:00 p.m., Monday through Saturday; Sunday shall be optional.

3. Tenant and Tenant's employees shall park in the area or areas designated by Landlord and any such designation may be changed from time to time.

4. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Shopping Center.

5. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination or expiration of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

6. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of Tenant's equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Shopping Center by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or other animals.

7. Tenant shall not use any method of heating or air conditioning other than supplied by Landlord.

8. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Shopping Center heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

9. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Shopping Center are prohibited, and each tenant shall cooperate to prevent same.

10. Landlord reserves the right to exclude or expel from the Shopping Center any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Shopping Center.

11. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

12. Tenant shall comply with any reasonable safety recommendations made by Landlord and/or Landlord's insurance advisor.

13. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Shopping Center.

14. The Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. In the event that there is any conflict between the terms, covenants, agreements and conditions of the Lease and these Rules and Regulations, the terms, covenants, agreement and conditions of the Lease shall control.

15. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Shopping Center and for the preservation of good order therein; provided, however, that such additional Rules and Regulations shall be reasonable and nondiscriminatory, although Landlord may grant exceptions to any of the Rules and Regulations to specific tenants as part of negotiation of leases with such tenants. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

16. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

| LANDLORD: | TENANT: |
| --- | --- |
| ROSEVILLE FOOTHILL AND JUNCTION, L.P., a California limited partnership | STEVE'S PIZZA, INC., a California corporation |
| By: The Brent M. Stone Separate Property Trust Dated October 17, 1996 | By: |
| Its: General Partner | Name: |
| By: | Its: President |
| Jamie Brent Stone | |
| Title: Co-Trustee | By: |
| By: | Name: |
| Matthew Webster Stone | Its: Secretary |
| Title: Co-Trustee | |
| By: | PASSPORT RESTAURANTS, INC., a Texas corporation |
| Abbie Caroline Stone | By: |
| Title: Co-Trustee | Name: CHRISTOPHER R. THOMAS |
| | Its: President |
| | By: |
| | Name: |
| | Its: Secretary |

**EXHIBIT D**

**ADDENDUM TO LEASE**

THIS ADDENDUM TO LEASE is made as of July 14, 2006, by and between **ROSEVILLE FOOTHILL AND JUNCTION, L.P.**, a California limited partnership (hereinafter referred to as **"Landlord"**), and **STEVE'S PIZZA, INC.**, a California corporation, and **PASSPORT RESTAURANTS, INC.**, a Texas corporation (hereinafter referred to as **"Tenant"**).

**RECITALS:**

A. Landlord and Tenant have entered into a Shopping Center Lease of even date herewith (hereinafter referred to as the **"Lease"**), concerning certain premises (the **"Premises"**) located in Foothill Junction Shopping Center, Roseville, California, which Premises is commonly known as 5080 Foothills Boulevard, Suite 5 Roseville, California 95747.

B. Landlord and Tenant now desire to supplement and amend the Lease and to agree as to certain other matters as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreement of the parties hereto to the terms and conditions hereinafter contained, the parties agree as follows:

1. Except as noted to the contrary herein, the terms used herein shall be defined as provided in the Lease.

2. EXCLUSIVE. Landlord shall not lease space within that portion of the Shopping Center owned by Landlord, excluding therefrom the space located within the buildings labeled on the Site Plan attached to the Lease as Exhibit A as 5002, 5010, 5060 or 5090 Foothills Boulevard, to a tenant whose primary business within its space is the sale of baked pizza, whole or by the slice. If Landlord should violate the provisions of the preceding sentence, however, Landlord shall not be deemed to be in breach or default of this Lease unless Tenant gives Landlord written notice of such violation within ninety (90) days after the opening for business of the business which violates the provisions of the preceding sentence, and if Landlord does not cure the violation within ninety (90) days after Landlord's receipt of such notice. The provisions of the first sentence of this Paragraph 2 shall not apply to any tenants (including, without limitation, their successors and assigns) of the Shopping Center whose leases were signed prior to the execution of the Lease. The provisions of the first sentence of this Paragraph shall immediately and automatically become null and void without affecting the provisions of any other article, paragraph or section of the Lease if any of the following shall occur: (i) the provisions of the first sentence of this Paragraph should violate any federal, state, local or other governmental law, ordinance, regulation, administrative ruling, judicial holding or other official pronouncement; or (ii) Tenant should fail to use the Premises primarily for the purposes enumerated in the first sentence of this Paragraph; or (iii) Tenant, at any time, (a) has been in default of any of the provisions of the Lease beyond any applicable cure period more than two (2) times in any twelve (12) month period during the term of the Lease, or (b) has been in default of any of the provisions of the Lease beyond any applicable cure period on more than four (4) occasions during the entire term of the Lease.

3. OPTION TO EXTEND. At the expiration of the original term of this Lease, Tenant may extend this Lease for one (1) individual term of five (5) years by giving Landlord written notice of its intention so to do no more than two hundred seventy (270) days and no less than one hundred eighty (180) days prior to the expiration of the original term. Except as noted hereinbelow to the contrary, such extended term shall be upon all of the terms and conditions of the Lease. The extended term shall be subject to the following conditions:

(a) Tenant has not been in default of any of the provisions of the Lease beyond any applicable cure period during the final twelve (12) months of the original term of the Lease or more than four (4) times during the entire original term of the Lease, and Tenant has not received a notice from Landlord of Tenant's failure to perform an obligation of tenant under the Lease that, as of the time of the exercise of the option to extend, has not yet been fully cured; and

(b) The option to extend granted to the original Tenant executing this Lease is personal to the original Tenant executing this Lease, and, notwithstanding anything to the contrary contained in the Lease, the rights granted by this option to extend are not assignable or transferable by such original Tenant except as part of an assignment of Tenant's entire interest under the Lease to an assignee of such interest that is purchasing Tenant's business at the Premises for the purpose of continuing operation of such business from and after the effective date of such assignment; and

(c) Tenant's net worth at the time of exercising the option to extend, as determined in accordance with generally accepted accounting principles, is no less than Tenant's net worth at the commencement of the original term hereof; and

(d) The Landlord grants the rights contained herein to Tenant in consideration of Tenant's strict compliance with the provisions hereof, including, without limitation, the manner and time for exercising the option to extend, and if Tenant should fail to properly and timely exercise the option to extend, then such option to extend and those options to extend that follow thereafter shall terminate and be of no further force and effect; and

(e) The Minimum Monthly Rent during the extended term, if exercised, shall be the fair market rental as agreed upon by both Landlord and Tenant on or before the expiration of thirty (30) days following Tenant's exercise of such option to extend. In the event that Landlord and Tenant fail to agree upon the Minimum Monthly Rent during such thirty (30)-day period, then the Minimum Monthly Rent shall be determined as set forth in subparagraph (f) below; and

(f) In the event that Landlord and Tenant fail to meet and confer or cannot agree upon the fair market rental for the Premises at least one hundred fifty (150) days prior to the expiration of the original term, the fair market rental for the Premises shall be established by appraisal. In no event, however, shall the rental established for the extended term be less than the rental specified for the next preceding rental period. At least one hundred twenty (120) days prior to the expiration of the original term, Tenant shall, at Tenant's sole cost and expense and in writing, provide Landlord with an appraisal of the fair market rental for the Premises as prepared by an appraiser selected by Tenant (**"Tenant's Appraisal"**). Upon receipt of Tenant's Appraisal, Landlord shall have twenty-five (25) days in which to notify Tenant in writing that Landlord accepts or rejects Tenant's Appraisal. If Landlord fails to respond in writing during said twenty-five (25)-day period, Landlord shall be deemed to have accepted Tenant's Appraisal. If Landlord accepts Tenant's Appraisal, then the fair market rental of the Premises shall be as set forth in Tenant's Appraisal and the parties shall amend the Lease to reflect the same. If Landlord timely rejects Tenant's Appraisal, then Landlord shall, at Landlord's sole cost and expense and at least sixty (60) days prior to the expiration of the original term, provide Tenant with a written appraisal of the fair market rental for the Premises as prepared by an appraiser selected by Landlord (**"Landlord's Appraisal"**). Upon receipt of Landlord's Appraisal, Tenant shall have twenty-five (25) days in which to notify Landlord in writing that Tenant accepts or rejects Landlord's Appraisal. If Tenant fails to respond in writing during said twenty-five (25)-day period, Tenant shall be deemed to have accepted Landlord's Appraisal. If Tenant accepts Landlord's Appraisal, then Tenant's Appraisal shall be of no further force and effect and the fair market rental for the Premises shall be as set forth in Landlord's Appraisal and the parties shall amend the Lease to reflect the same. If Tenant timely rejects Landlord's Appraisal, Landlord and Tenant shall jointly instruct their respective appraisers to appoint a third appraiser (the **"Third Appraiser"**) within ten (10) days. If the two appraisers do not select the Third Appraiser within said ten (10) days, upon the request of either Landlord or Tenant, the Third Appraiser shall be selected by the Presiding Judge of the Superior Court of the county within which the Premises are located. The Third Appraiser shall render his or her written appraisal of the fair market rental for the Premises within twenty-five (25) days after his or her appointment. The average of the three (3) appraisals shall be conclusively considered to be the fair market rental for the Premises; provided, however, that if the lowest appraisal and/or the highest appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, then such lowest and/or highest appraisal shall be disregarded. If only one appraisal is disregarded, the average of the remaining two shall be the fair market rental for the Premises. If both the lowest and highest appraisals are disregarded, the middle appraisal shall be the fair market rental for the Premises. The Landlord and Tenant shall share equally in the cost of the Third Appraiser. If either Landlord or Tenant timely engages its appraiser to produce the required appraisal, but due to circumstances beyond the control of the respective party, the appraiser does not deliver the subject appraisal within the time period required, then the party charged with the responsibility of delivering the subject appraisal shall have a reasonable extension of time, not to exceed fifteen (15) days, for the appraiser to perform as required. In the event that the new monthly rental for the Premises is not established before the expiration of the original term, Tenant shall continue to pay the current Minimum Monthly Rent; provided, however, that the new monthly rental amount when it is established shall be retroactively effective as of the beginning of such extended term, and Tenant shall pay Landlord any deficiency within ten (10) days after the establishment of the new monthly rental amount.

Landlord and Tenant intend that the new rental shall constitute the fair market rental for the Premises assuming a competitive and open market under all conditions requisite to a fair lease. The appraisers shall base such appraisals on the highest and best use of and the then current zoning for the Premises. In making such appraisals, the appraisers may base such appraisals upon other properties that are similarly zoned and put to similar uses in the same geographical area or in other geographical areas within twenty-five (25) miles of the Premises and which have similar surrounding neighborhoods and similar socioeconomic composition.

The appraisers shall be directed to include in their calculations and final valuation of monthly rental value, any further increases in the rent during the extended term which would normally, in the current market place, be required of a new lease for a similar term at the time of the adjustment. For example, it may be common in the market place that leases of a similar type require rent increases annually or biannually, In that case, the appraisers shall require the further adjustment, or, shall reflect that fact in their estimated monthly value calculation.

No person shall be appointed or designated an appraiser unless he or she is an independent fee appraiser with at least five (5) years' experience appraising commercial properties in the county within which the Premises are located who is a currently certified member of the American Institute of Real Estate Appraisers (with the M.A.I. designation) and who is familiar with commercial real estate values in the county within which the Premises are located.

4. RESERVE PARKING. Landlord shall designate two (2) parking spaces within the parking area that is located behind the Premises for Tenant to park Tenant's passenger vehicles used for the delivery purpose designated in Article 1 of the Lease; provided, however, that (i) Landlord's obligation with respect to such designation shall be limited to marking such parking spaces on the ground with the word's "Delivery Parking Only Steve's Pizza", (ii) Landlord may relocate such spaces from time to time to anywhere else in such parking area located behind the Premises, and (iii) Landlord may cease designating such parking spaces for such use at such time as Tenant ceases using the Premises for the purposes set forth in Article 1.

5. LICENSE TO USE AREA IN FRONT OF STOREFRONT. Landlord hereby grants Tenant a license (the **"License"**) to use a portion of the sidewalk located directly in front of the Premises' storefront of approximately 39 feet by 25 feet, the exact location of which is indicated on Exhibit A-1 attached to the Lease (the **"License Area"**), on the following terms and conditions:

(a) The License is granted expressly and solely for the use of the License Area as an outdoor dining area containing tables and chairs and umbrellas over such tables, space heaters, speakers (to be used only for announcing to customers that their order is ready at such time as it is ready, and for no other purpose) and an iron fence along the perimeter of the License Area (provided that the design, quality, color and other specifications of such tables, chairs, umbrellas, space heaters, speakers and iron fence shall be subject to Landlord's approval and the costs of all of the foregoing items shall be paid for by Tenant), and

Tenant shall use the entire License Area for such purpose in a bona fide manner during all times that the Premises are open for business. Tenant shall not permit the License Area to be used for any other purpose.

(b) The License is personal to the Tenant named in Article 1 of the Lease, and shall not be assigned to any other party, whether in connection with an assignment of Tenant's interest in the Lease, or otherwise except as part of an assignment of Tenant's entire interest under the Lease to an assignee of such interest that is purchasing Tenant's business at the Premises for the purpose of continuing the operation of such business from and after the effective date of such assignment.

(c) Tenant shall, at its sole cost and expense, repair and maintain in good and attractive condition any furniture and other personal property in the License Area as well as any other improvements made with respect to the License Area. Tenant assumes all risk of damage to such furniture and other personal property and improvements, and waives any claims in respect thereto against Landlord. Notwithstanding anything to the contrary set forth herein, Tenant shall have no right to (i) place or otherwise locate any furniture or other personal property within the License Area, except for such furniture or other personal property specified in subparagraph (a) of this Paragraph 4 above or otherwise approved by Landlord in its sole and absolute discretion, or (ii) make any additions, alterations or improvements to the License Area, except for the iron fence specified in subparagraph (a) of this Paragraph 4 and any exterior lights that might be approved by Landlord.

(d) Tenant shall not use the License Area in violation of any ordinance, law, regulation, certificate of occupancy, or the Declaration. Landlord makes no representation or warranty as to the suitability or lawfulness of the License Area for the use contemplated by this Paragraph 4 or whether such use complies with the Declaration.

(e) Tenant acknowledges that the indemnification, defense and hold harmless obligations set forth in Article 13.1 of this Lease shall apply to the Licensed Area in the same manner that such obligations apply to the Premises and shall include, without limitation, an obligation to indemnify Landlord against any liability, injury or damage arising out of the use of the License Area by Tenant, or Tenant's agents, contractors, employees, subtenants, licensees, customers or invitees.

(f) Tenant shall, at Landlord's option, either take such steps as necessary to keep the License Area and any other area affected by the use of the License Area clean and free of debris, or reimburse Landlord the entire cost thereof as additional Rent, within ten (10) days of receipt of a statement therefor.

(g) Tenant shall take all steps necessary to minimize the adverse impact of its use of the License Area on the vehicular and pedestrian traffic in the common areas (and in similar areas within other portions of the Shopping Center), and shall not use the License Area in any manner that would interfere with the business or quiet enjoyment of other occupants of the Shopping Center. In addition to and without limiting the forgoing provisions of this paragraph (g) or the provisions of paragraph (i) of this Section 5, if any of the other occupants of the Shopping Center indicate that the sound made by any of the speakers referenced in paragraph (a) of this Section 5 is too loud or otherwise a nuisance, or if Landlord determines, in its sole discretion, that the sound made by such speakers is too loud or are otherwise a nuisance or an interference with the business or quiet enjoyment of other occupants of the Shopping Center, then Landlord may require that such speakers no longer be used and that they be immediately removed from the License Area, in which event Tenant shall immediately cease the use of and remove such speakers from the License Area.

(h) Without limiting the scope of Tenant's obligations under Article 13.1 of this Lease, Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, liabilities or costs resulting from the use or operation of the License Area. The use and operation of the License Area shall not make any of Landlord's obligations under Title III of the Americans with Disabilities Act or any other law more burdensome or costly.

(i) The License and the right to use the License Area pursuant to this Paragraph 4 shall terminate and be of no further force and effect at such time as Tenant ceases to use the Premises for the purposes specified in Article 1 of this Lease or at the expiration or earlier termination of the term of this Lease, whichever occurs earlier. In addition, in the event Landlord determines, in its sole discretion, that the use of the License Area by Tenant interferes at any time and in any manner with the business or quiet enjoyment of other occupants of the Shopping Center or Landlord's ability to lease other space within the Shopping Center, or otherwise fails at any time to strictly comply in all respects with all of the terms of this Paragraph 4, as well as all other terms of the Lease, Landlord may, in addition to any other remedy available to Landlord, immediately (without providing Tenant an opportunity to remove such interference or cure such failure, notwithstanding any other provision of the Lease to the contrary) terminate Tenant's right to use the License Area; provided, however, that, with respect to the first such interference or failure during any twelve (12)-month period, Landlord agrees to provide Tenant notice and an opportunity to eliminate such interference or cure such failure (as applicable) within five (5) days after written notice from Landlord to Tenant; provided, however, that if the nature of the interference or failure (as applicable) is such that the same cannot be removed or cured (as applicable) within such five (5)-day period despite the best efforts of Tenant to do so, then Tenant shall be provided such additional time as is reasonably required (but not to exceed a total of ten (10) days after the date that Landlord gives the referenced written notice to Tenant) provided that Tenant, immediately upon Landlord giving such notice to Tenant, commences and diligently prosecutes to completion the elimination of such interference or the curing of such failure (as applicable).

6. Except as restricted by Article 18 of the Lease and except as provided in Article 24.2 of the Lease, this Addendum to Lease shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, heirs, successors, transferees and assigns.

7. Except as otherwise provided herein, the Lease is hereby ratified and affirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Addendum to Lease as of the day and year first hereinabove set forth.

**LANDLORD:**

**ROSEVILLE FOOTHILL AND JUNCTION, L.P.,** a California limited partnership

By: The Brent M. Stone Separate Property Trust Dated October 17, 1996

Its: General Partner

By: [signature]
Jamie Brent Stone
Title: Co-Trustee

By: [signature]
Matthew Webster Stone
Title: Co-Trustee

By: [signature]
Abbie Caroline Stone
Title: Co-Trustee

**TENANT:**

**STEVE'S PIZZA, INC.,** a California corporation

By: [signature]

Name: ______________________

Its: President

By: [signature]

Name: ______________________

Its: Secretary

**PASSPORT RESTAURANTS, INC.,** a Texas corporation

By: [signature]

Name: Christopher R. Thomas

Its: President

By: ______________________

Name: ______________________

Its: Secretary

**EXHIBIT E**

**FOOTHILL JUNCTION SHOPPING CENTER**

**SIGN CRITERIA - IN-LINE RETAIL SHOPS (Shops 1, 2, 2A, 5, & 5A)**
**5098, 5080, 5070, & 5040 FOOTHILLS BOULEVARD**

The following criteria shall govern all exterior sign work furnished and installed by Tenant, all of which shall be done at Tenant's sole cost and expense.

A. SIGN CRITERIA AND REGULATIONS FOR RETAIL SHOP TENANTS

1. The criteria are designed to aid in eliminating excessive and confusing sign displays, and to preserve and enhance the appearance of the Foothill Junction Shopping Center.

2. Prior written approval of design, content, materials, colors, sizes, details and location of signs must be obtained from Landlord. Tenant shall submit two (2) blueline prints and samples of materials and colors to Landlord for approval prior to fabrication and erection of the signs. Landlord's approval may be withheld according to Landlord's sole discretion as to any aspect or feature not otherwise specified herein. Landlord's approval of any sign or part of a sign in no way sets a precedent for approval of future signs.

3. Tenant shall pay for all signs and their installation and maintenance. The Tenant shall also obtain all necessary permits and approvals.

4. In no case shall flashing, moving or audible signs be permitted.

5. In no case shall the working of signs describe the products sold, prices, or any type of advertising except as part of the occupant's trade name or insignia.

6. No signs shall be permitted on canopy roofs or building roofs.

7. No sign or any portion thereof may project above the building or top of the wall upon which it is mounted.

8. No signs shall be permitted perpendicular to the face of the building.

9. No exposed bulb signs shall be permitted.

10. No off-site signage shall be allowed.

11. No "A" Frame signs shall be permitted.

12. All signs shall be installed and operational prior to Tenant opening for business.

13. Tenant shall maintain its sign in good working order and repair to include replacement of damaged letters and burned out neon tubing at Tenant's sole cost and expense. In the event Landlord notifies Tenant of an existing defect and Tenant fails to cure said defect within ten (10) days after notification by Landlord, Landlord may cause the defect to be repaired. Tenant hereby agrees to reimburse Landlord for the cost of any such repairs within ten (10) days after receipt of an invoice setting forth those costs incurred by Landlord.

14. Upon termination or expiration of this lease, Tenant hereby agrees to remove its sign and repair any holes and/or damage to the fascia at Tenant's sole cost and expense.

15. Tenant may have one (1) neon "open" sign which shall be located on or near the storefront glass, subject to Landlord's approval. Maximum area of the sign shall not exceed eight (8) inches by sixteen (16) inches.

B. DESIGN REQUIREMENTS

1. One attached sign for each occupancy shall be allowed with the exception that two shall be allowed at corner and end spaces. Signs shall be located on the building fascia as shown on Exhibit B. The color of the face of each sign shall be subject to prior written approval by Landlord.

2. A. Sign area shall be determined by the lineal frontage of each individual shop as follows:

   1. Width of sign, including logo, shall not exceed seventy (70) percent of the shop's frontage.

   2. Maximum letter height shall be limited to twenty-four (24) inches as shown in Exhibit B.

   3. Maximum logo height shall be limited to thirty (30) inches as shown in Exhibit B.

3. All lettering shall be individual pan channel letters. Returns shall be fabricated from Wrisco dark bronze aluminum. A minimum of .063 gauge aluminum for letter backs and .040 gauge five (5) inch bronze returns shall be required. Channel letters are acceptable only with interior double tube neon illumination. Letter faces shall be fabricated from translucent plexiglas with a minimum 3/16-inch thickness. Wrisco aluminum sheet metal letters shall have 3/4-inch bronze trimcap edge at perimeter of letters secured by #6 x 1/2-inch sheet metal type retaining screw painted to match bronze trimcap as shown in Exhibits A and A-1.

4. Neon tubing shall be three (3) inches on center or less.

5. All P-K housings or equivalent penetrations shall be made through the designated horizontal recessed metal band on building fascia as shown on the attached Exhibits A and A-1 cross section details. No exceptions shall be permitted.

6. Landlord shall provide, at Landlord's expense, within each Tenant's premises, a lighting contactor which will be installed proximal to the rear building wall and exit door above the suspending ceiling. The contactor will be connected to the house electrical controls which shall include a photocell and master time clock system which shall be provided by Landlord. The hours of sign illumination for the shopping center shall be subject to Landlord's control.

7. Tenant shall provide, at Tenant's cost, one (1) 20-amp circuit for each twenty (20) feet of store frontage, which circuit(s) shall be connected to the utility supply servicing the demised premises.

8. Tenant shall submit load calculations to Landlord when submitting plans. The load calculations shall be subject to Landlord's written approval prior to installation.

9. Tenant's electrician and/or sign company shall connect Tenant's sign wiring to the contactor so that the sign will be dependent on the contactor. Electricity required for sign operation will be recorded on Tenant's electric meter. Tenant will be responsible for all associated electrical expense.

10. All signs and installation work must comply with all applicable building, electrical and other governmental codes and requirements.

11. All electrical signs shall bear the UL label.

12. Raceways, crossovers or conduit shall be permitted only as shown on the attached Exhibits A and A-1.

13. All conductors, transformers, crossover, and other equipment shall be concealed behind building fascia as shown on the attached Exhibits A and A-1.

14. All sign fastenings, bolts and clips shall be of hot dipped galvanized iron, stainless steel, aluminum, brass or bronze. No black iron of any type shall be permitted.

15. All exterior letters or signs exposed to the weather shall be mounted at least 1/2-inch from the building to permit proper dirt and water drainage with no exceptions.

16. Location of all openings for conduit and sleeves in sign panels of building shall be indicated by the sign contractor on drawings submitted to Landlord. Installation shall be in accordance with Tenant's drawings as approved.

17. No signmaker's labels or other identification will be permitted on the exposed surface of signs, except those required by local ordinance which shall be located in an inconspicuous location.

C. DOOR AND SIDE LIGHT SIGNAGE

1. Decals, signs or other displays identifying hours of business, telephone number, and product or service designations shall be affixed to the side light at the strike side of entry door of the demised premises in the locations and form shown on attached Exhibit C, subject to Landlord's approval. In all events, any such items shall be confined to one single space no larger than one square foot in area at each entrance to the demised premises as shown on attached Exhibit D, and shall not contain any sale, special announcements or other temporary information or advertising. All "sale" signs, special announcements etc. shall not be permitted to be attached to the interior or exterior storefront glass and must be set back a minimum of eight inches (8") from the interior glass storefront surface. Two or more doorways in close proximity to each other shall constitute one entrance.

2. Landlord shall install at Tenant's expense white vinyl self adhesive street address numbers together with Tenant's business name on storefront door in exact location shown on the attached Exhibit C. Size, type, and color of the numbers shall be as shown on the attached Exhibit D.

3. Landlord shall install at Tenant's expense 3" gray vinyl self-adhesive street address numbers together with Tenant's business name on all back doors as shown in Exhibits E & F.

**LANDLORD:**

**ROSEVILLE FOOTHILL AND JUNCTION, L.P.**, a California limited partnership

By: The Brent M. Stone Separate Property Trust Dated October 17, 1996

Its: General Partner

By: ____________________

Jamie Brent Stone

Title: Co-Trustee

By: ____________________

Mathew Webster Stone

Title: Co-Trustee

By: ____________________

Abbie Caroline Stone

Title: Co-Trustee

**TENANT:**

**STEVE'S PIZZA, INC.**, a California corporation

By: ____________________

Name: ____________________

Its: President

By: ____________________

Name: ____________________

Its: Secretary

**PASSPORT RESTAURANTS, INC.**, a Texas corporation

By: ____________________

Name: ____________________

Its: President

By: ____________________

Name: ____________________

Its: Secretary

**EXHIBIT F**

**ACKNOWLEDGMENT OF COMMENCEMENT**

| | |
|---|---|
| LANDLORD: | **ROSEVILLE FOOTHILL AND JUNCTION, L.P.,** a California limited partnership |
| TENANT: | **STEVE'S PIZZA, INC.,** a California corporation, and **PASSPORT RESTAURANTS, INC.,** a Texas corporation |
| SHOPPING CENTER: | FOOTHILL JUNCTION SHOPPING CENTER |
| LOCATION: | 5080 Foothills Boulevard, Suite 5, Roseville, California 95747. |

For the Lease dated July 14, 2006

This is to certify:

I. That the undersigned Tenant occupies the premises commonly known and designated as 5080 Foothills Boulevard, Suite 5, Roseville, California, 95747 at FOOTHILL JUNCTION SHOPPING CENTER.

II. That Landlord delivered possession of the premises to the undersigned Tenant on _________________, 20___ (referred to in the Lease and hereinafter as the **"Commencement Date"**), and that the **"Rent Start Date"** referred to in the Lease is _______________________, 20____.

III. That the Lease term commenced on the Commencement Date.

IV. That the prepaid Rent of $5,328.00 has been paid and shall be credited against Tenant's earliest obligation to pay Minimum Monthly Rent and Tenant's Share of Operating Expenses until exhausted.

V. That a security deposit of $25,164.00 has been paid by Tenant to Landlord.

VI. That as of the date hereof, the undersigned Tenant is entitled to no credit, offset or deduction in rent.

VII. That all construction to be performed by Landlord is complete and has been accepted by Tenant.

VIII. That the undersigned Tenant claims no right, title or interest in the above-described premises, or right to the possession of said premises other than under the terms of said Lease, and that there are no written or oral agreements affecting tenancy other than the Lease.

Dated this____________________ day of ______________________, 20____.

**LANDLORD:**

**ROSEVILLE FOOTHILL AND JUNCTION, L.P.,** a California limited partnership

By: The Brent M. Stone Separate Property Trust Dated October 17, 1996

Its: General Partner

By:________________________________
Jamie Brent Stone
Title: Co-Trustee

By:________________________________
Matthew Webster Stone
Title: Co-Trustee

By:________________________________
Abbie Caroline Stone
Title: Co-Trustee

**TENANT:**

**STEVE'S PIZZA, INC.,** a California corporation

By: ________________________________

Name: ______________________________

Its: President

By: ________________________________

Name: ______________________________

Its: Secretary

**PASSPORT RESTAURANTS, INC.,** a Texas corporation

By: ________________________________

Name: ______________________________

Its: President

By: ________________________________

Name: ______________________________

Its: Secretary

EXHIBIT G

SPECIFICALLY APPROVED MENU ITEMS

# SANDWICHES

**$6.95**

All of our bread is baked fresh daily.
Served with kettle-style chips or potato salad.
Add a single-trip Side Salad Bar to your sandwich for $2.25

### 1 - Classic Cheese Burger

2–1/4 lb. Angus All-Beef patties topped with 2 slices of American cheese served on a fresh baked toasted bun with mayonnaise, lettuce, tomato & red onions.

### 2 - Meatball Sandwich

Hearty Italian Meatballs, sautéed Red Onions, Green & Red Bell Peppers smothered in rich Marinara sauce on a fresh baked toasted roll with garlic butter & Parmesan cheese.

### 3 - Grilled Chicken & Mushroom Melt

Seasoned boneless skinless Chicken Breast seared to lock in juices, then baked with Mushrooms & Mozzarella on a fresh baked toasted bun with mayo, lettuce & tomato.

### 4 - Philly Cheesesteak

Tender Beef grilled with Onions, Mushrooms, Green & Red Bell Peppers on a fresh baked toasted roll with garlic butter, mayonnaise and topped with melted Mozzarella.

### 5 - Italian Sub

Salami, Pepperoni, Canadian Bacon oven-baked with melted Mozzarella & Cheddar cheeses on a fresh baked toasted roll with garlic butter, mayonnaise, lettuce, tomato & red onions.

### 6 - Grilled Turkey & Cheddar Sub

Thinly sliced Turkey oven-baked with melted Cheddar cheese on a fresh baked toasted roll with garlic butter, mayonnaise, lettuce, & tomato.

# PASTAS

Served with a side of our fresh baked garlic bread.
Add a single-trip Side Salad Bar to your pasta order for $2.25

### Pasta & Marinara $5.95

Your choice of freshly cooked Spaghetti, Fettuccini, or Penne pasta.

### Spaghetti & Meatballs $7.50

Hearty Italian Meatballs, freshly cooked pasta & our savory *Marinara* sauce.

### Grilled Chicken & Broccoli Alfredo $8.25

Seasoned grilled sliced Chicken Breast & Broccoli sautéed in a creamy Alfredo sauce atop Fettuccini.

### Pesto Chicken Gourmet $8.50

Seasoned grilled sliced Chicken Breast, Artichoke Hearts, Mushrooms & Tomatoes in a Pesto Cream sauce over Penne pasta.

# BEVERAGES

Fountain Drinks....$1.65
Free refills when dining in

Coffee ....................$1.25

Milk .......................$1.25

Kid's Fountain Drink $.95
Free refills when dining in

Dole Fruit Drink...$1.75

Aquafina...............$1.75

Sobe.......................$1.75

### Draft Beer

| | Pint | Pitcher |
|---|---|---|
| Domestic | $2.50 | $7.00 |
| Premium | $3.00 | $9.50 |

### Wine

| | Glass / Bottle |
|---|---|
| Toasted Head Premium Wines by R.H. Phillips | $5.95 / 18.95 |
| R.H. Phillips House Wines | $4.95 / 15.95 |
| R.H. Phillips White Zinfandel | $3.95 / 12.95 |

STEVE'S PIZZA SP EST. 1976 ®

**Davis**
314 "F" St.
Davis, CA 95616
Ph: (530)758-2800
Fax: (530) 758-8751

www.stevespizza.com

# STARTERS

**GARLIC BREAD $2.50**
Made with fresh baked bread.

**CHEESY BREADSTICKS $4.25**
Served with our homemade pizza sauce or Ranch dressing.

**CHICKEN TENDERS $5.95**
Your choice of honey, BBQ or Ranch dressing.

**HOT WINGS $6.25**
10 pieces served with homemade blue cheese dressing & celery sticks.

**BOWL OF MINESTRONE SOUP $3.75**
Clam Chowder available Thursdays & Fridays.
Side of garlic bread $1.00

**SINGLE-TRIP SALAD BAR $4.95**
Choose from over 28 items on our salad bar!

**UNLIMITED SALAD BAR $6.95**
Dine-in orders only.

# LUNCH SPECIALS

Served until 2:00 p.m daily

**SOUP & SALAD BAR $5.95**
Bowl of Soup with a single-trip Salad Bar.

**SALAD BAR & DRINK $5.95**
Single-trip Salad Bar & Fountain Drink.

**BREADSTICKS, SALAD & DRINK $6.95**
Cheesy Breadsticks, single-trip Salad Bar & Fountain Drink.

**PIZZA & DRINK $5.50**
1-topping 8" Pizza & Fountain Drink.
Extra toppings 50¢ ea.

**PIZZA, SALAD & DRINK $7.50**
1-topping 8" Pizza, single-trip Salad Bar & Fountain Drink. Extra toppings 50¢ ea.

# PIZZA

Add a single-trip side Salad Bar to your pizza order for $2.25

## CREATE YOUR OWN

| | 8" Personal (serves 1) | 10" Small (serves 2) | 12" Medium (serves 3) | 16" Family (serves 5) |
|---|---|---|---|---|
| Cheese/1 topping | 5.45 | 8.95 | 11.95 | 15.95 |
| Any 2 toppings | 5.95 | 9.95 | 13.45 | 17.95 |
| Any 3 toppings | 6.45 | 10.95 | 14.95 | 19.95 |
| Extra Toppings | .50 | 1.00 | 1.50 | 2.00 |
| Pesto/Ranch Sauce | .35 | .70 | .95 | 1.25 |

## TOPPINGS

| | |
|---|---|
| Artichoke Hearts | Pineapple |
| Bell Peppers | Jalapeños |
| Black Olives | Sliced Greek Peppers |
| Broccoli | Feta Cheese |
| Chopped Garlic | Smoked Gouda |
| Cilantro | Anchovies |
| Fresh Mushrooms | Italian Sausage |
| Fresh Oregano | Linguica |
| Fresh Spinach | Canadian Bacon |
| Fresh Tomatoes | Grilled Chicken Breast |
| Sundried Tomatoes | Pepperoni |
| Red Onions | Ground Beef |
| Zucchini | Salami |

# KID'S MENU

Children 12 & under

**1-TOPPING PIZZA $3.95**

**CHICKEN TENDERS $3.95**

**SPAGHETTI & MEATBALLS $3.95**

**BREADSTICKS $2.50 SALAD BAR $2.50**

**SIDE POTATO CHIPS $.95**

# PIZZA FAVORITES

8" Personal $6.95 (serves 1) | 10" Small $11.95 (serves 2)

12" Medium $16.95 (serves 3) | 16" Family $21.95 (serves 5)

**1 - "THE STEVE"**
Pepperoni, Salami, Bell Peppers, fresh Mushrooms, sliced Black Olives, Red Onions, Ground Beef & Italian Sausage with our homemade pizza sauce.

**2 - MEDITERRANEAN GOURMET**
Fresh Spinach, Greek Peppers, Red Onions, Black Olives, Feta cheese, fresh Tomatoes & a sprinkling of fresh Oregano, with our homemade pizza sauce.

**3 - BBQ CHICKEN**
Seasoned grilled sliced Chicken Breast, Smoked Gouda & Mozzarella cheeses, Red Onions & Cilantro with BBQ sauce.

**4 - GARLIC RANCH CHICKEN**
Seasoned grilled sliced Chicken Breast, chopped Garlic, Sundried Tomatoes, Red Onions, fresh Oregano & Ranch sauce.

**5 - CLASSIC VEGETARIAN**
Red Onions, fresh Tomatoes, Bell Peppers, fresh Mushrooms, sliced Black Olives with our homemade pizza sauce.

**6 - ALL-MEAT**
Linguica, Italian Sausage, Pepperoni & Salami with our homemade pizza sauce.

**7 - CALIFORNIAN**
Marinated Artichoke Hearts, seasoned grilled sliced Chicken Breast, sliced Black Olives & a distinctly blended Pesto Sauce.

**Tax not included.**
**MC, Visa, Amex, Discover & ATM accepted.**

**EXHIBIT H**

**FORM OF ASSIGNMENT OF LEASE**

## ASSIGNMENT OF LEASE

This Assignment of Lease ("**Assignment**"), dated for reference purposes as of___________, 2006, is entered into by and between **STEVE'S PIZZA, INC.**, a California corporation ("**Assignor**"), and **STEVE'S PIZZA, INC.**, a Nevada corporation, which will do business California as ______________________________ ("**Assignee**"), who agree as follows:

1. Recitals. This Assignment of Lease is made with reference to the following facts and objectives:

a. **ROSEVILLE FOOTHILL AND JUNCTION, L.P.**, a California limited partnership ("**Landlord**"), as the landlord, and Assignor and **PASSPORT RESTAURANTS, INC.**, a Texas corporation (the "**Other Tenant**"), collectively as the tenant, are parties to that certain Shopping Center Lease ("**Lease**"), dated July 14, 2006, with respect to those certain premises ("**Premises**") located at 5080 Foothills Boulevard, Suite 5, Roseville, California 95747, as more particularly described in the Lease.

b. Assignor desires to assign all its right, title and interest in the Lease to Assignee and Assignee desires to assume all of Assignor's obligations under the Lease.

2. Effective Date. The Effective Date of this Assignment shall be 12:01 a.m. on the date first set forth above ("**Effective Date**"), and Assignor shall give possession of the Premises to Assignee on such date as required by this Assignment.

3. Assignment and Assumption. As of the Effective Date, Assignor assigns and transfers to Assignee all of Assignor's right, title and interest in the Lease, and Assignee accepts such assignment and assumes and agrees to perform, from and after the Effective Date, as a direct obligation to Landlord, all obligations of Assignor under the Lease.

4. Landlord's Consent. Assignor and Assignee acknowledge that Landlord's consent to this Assignment is a condition to the effectiveness of this Assignment and hereby agree to be bound by the terms of the Consent to Assignment of Lease contained at the end of this Assignment. The provisions of this Assignment shall inure to the benefit of Landlord as a third party beneficiary hereof.

5. Effect of Assignment. The assignment of the Lease from Assignor to Assignee shall not release Assignor of Assignor's obligations under the Lease or alter the liability of Assignor to perform the obligations to be performed by Assignor thereunder.

6. Security Deposit. The parties acknowledge that Landlord holds a security deposit in the amount of $25,164.00 under Articles 1 and 5 of the Original Lease. Assignor releases all claims to such security deposit, which shall be held by Landlord pursuant to the Lease as if such security deposit was deposited with Landlord by Assignee as the tenant under the Lease.

7. Miscellaneous.

a. Attorneys' Fees. If any party commences any action against any of the parties hereto, arising out of or in connection with this Assignment, the prevailing party or parties shall be entitled to recover from the losing party or parties' reasonable attorneys' fees and costs of suit.

b. Notice. The address for the Tenant set forth in Article 1 of the Lease shall remain unchanged, it being agreed that the reference to "Steve's Pizza, Inc." set forth at the beginning such address shall, from the after the Effective Date, be deemed to be a reference to Assignee.

c. Successors. This Assignment of Lease shall be binding on and inure to the benefit of the parties and their successors and assigns.

d. Entire Agreement. This Assignment, together with the Lease and its exhibits, contain all of the agreements of the parties hereto and supersede any previous oral negotiations or discussions. There have been no representations made by the Landlord, Assignor and/or Assignee between each other, other than those set forth in this Assignment, the Lease and its exhibits.

e. Assignor's Warranties. Assignor hereby warrants and represents to Assignee that (i) the Lease is in full force and effect, and unmodified; and (ii) Assignor has the full and lawful authority to assign its interest in the Lease to Assignee.

f. Counterparts. This Assignment and each of the Consents set forth below may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first set forth above.

**ASSIGNOR**

**STEVE'S PIZZA, INC.**, a California corporation

By: ______________________________

Name: ______________________________

Its: President

By: ______________________________

Name: ______________________________

Its: Secretary

**ASSIGNEE**

**STEVE'S PIZZA, INC.**, a Nevada corporation, which will do business in California as ______________
______________________________

By: ______________________________

Name: ______________________________

Its: President

By: ______________________________

Name: ______________________________

Its: Secretary

CONSENT OF OTHER EXISTING TENANT

**PASSPORT RESTAURANTS, INC.**, a Texas corporation (**"Other Existing Tenant"**), hereby acknowledges and agrees to the truthfulness of the Recitals set forth in the above Assignment of Lease (the **"Assignment"**). Other Existing Tenant hereby consents to the above Assignment, and acknowledges and agrees that Other Existing Tenant shall remain liable and responsible for the full and timely performance and observation of all of the provisions, covenants and conditions set forth in the Lease (as defined in the Assignment) to be performed and observed by the tenant under the Lease.

**PASSPORT RESTAURANTS, INC.**, a Texas corporation

By: ______________________________

Name: ______________________________

Its: President

By: ______________________________

Name: ______________________________

Its: Secretary

## LANDLORD'S CONSENT TO ASSIGNMENT OF LEASE

Landlord does hereby consent to the Assignment of Lease (**"Assignment"**) set forth above, subject to the following terms and conditions of this Landlord's Consent to Assignment of Lease (**"Consent"**):

1. Nothing contained in this Consent or in the Assignment shall be construed to:

(a) Modify, waive or affect (i) any of the provisions, covenants or conditions in the Lease, (ii) any of the obligations of Assignor or the Other Tenant under the Lease, or (iii) any rights, remedies or obligations of the Landlord under the Lease or otherwise;

(b) Waive any present or future breach or default on the part of Assignor or the Other Tenant under the Lease; or

(c) Release or discharge Assignor or the Other Tenant from any of their respective obligations under the Lease.

2. Assignor and the Other Tenant shall remain liable and responsible for the full and timely performance and observation of all of the provisions, covenants, and conditions set forth in the Lease to be performed and observed by the tenant under the Lease.

3. In the case of any conflict between the provisions of this Consent and the provisions of the Assignment, the provisions of this Consent shall prevail unaffected by the Assignment.

4. This Consent shall not be construed as a consent to any further assignment or subletting.

IN WITNESS WHEREOF, Landlord has executed this Consent as of the date first set forth above.

**ROSEVILLE FOOTHILL AND JUNCTION, L.P.**, a California limited partnership

By: The Brent M. Stone Separate Property Trust
Dated October 17, 1996
Its: General Partner

By: ______________________
Jamie Brent Stone
Title: Co-Trustee

By: ______________________
Matthew Webster Stone
Title: Co-Trustee

By: ______________________
Abbie Caroline Stone
Title: Co-Trustee